PART II — OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated March 28, 2019

PROMETHEUM, INC.

$5,000,000 Minimum Offering Amount

$50,000,000 Maximum Offering Amount

of Ember Warrants Exercisable to Purchase Ember Tokens

Prometheum, Inc. a Delaware corporation (the “Company”) is offering (the “Offering”) to investors Ember Warrants (the “Ember Warrants”) exercisable to purchase, when and if issued, blockchain protocol tokens, which we refer to as “Ember Tokens.” Ember Tokens are intended to be used in connection with a blockchain based securities issuance and trading network in creation by the Company (the “Prometheum Network”). The Company is offering a minimum of $5,000,000 of Ember Warrants (the “Minimum Amount”) and a maximum of $50,000,000 Ember Warrants (the “Maximum Amount”) at a price of $1.00 per Ember Warrant. The Ember Warrants will not be exercisable until the date of the creation of the genesis block of Ember Tokens (the “Genesis Block”), which is expected to occur within a year of the date hereof, but which may never occur. If the Genesis Block is issued, each Ember Warrant sold will be exercisable to purchase, without additional consideration, one Ember Token. If the Genesis Block is not created, or is not created prior to the termination date of the Ember Warrants, then the Ember Warrants will not be exercisable. The minimum amount that must be purchased by each investor is 1,000 Ember Warrants. This Offering is being conducted pursuant to Tier 2 of Regulation A.

The Ember Warrants and the underlying Ember Tokens are highly speculative securities, see “Risk Factors” beginning on page 8.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Offering Price	Proposed Maximum Offering Price
Ember Warrants(1)	50,000,000	$1.00	$50,000,000
Ember Tokens underlying Ember Warrants(2)	50,000,000	$—	$—
Total	__	$1.00	$50,000,000

(1)	Please refer to the section entitled “Securities Being Offered” on page 41 for a description of the Ember Warrants.

(2)	For each Ember Warrant purchased, the holder shall be entitled to purchase upon exercise, one Ember Token for no additional consideration. Please refer to the section entitled “Securities Being Offered” on page 41 for a description of the Ember Tokens.

The Company has engaged the services of Manorhaven Capital, LLC (“Manorhaven” or the “Administrative Agent”), a registered broker-dealer and FINRA member, to act as its administrative agent to assist us in the administration of this Offering. As compensation for such services, the Company will pay the Administrative Agent an administrative fee equal to 2% of total sales proceeds at each closing of the Offering. The Administrative Agent is not purchasing the securities offered by us and has not been engaged to sell any of the securities in the Offering. Moreover, Manorhaven is not providing any advisory services to the Company or any prospective or actual investors. Manorhaven is not providing the Company any underwriting or placement agent services. For more information regarding the Administrative Agent and compensation to be received by the Administrative Agent in connection with the Offering, see “Plan of Distribution” and the Administrative Agent Agreement which is an exhibit to the Offering Statement filed herewith.

	Price to public	Underwriting discount and commissions(1)	Proceeds to issuer(2)
Per Ember Warrant	$1.00	$—	$1.00
Total Minimum Amount	$5,000,000	$—	$5,000,000
Total Maximum Amount	$50,000,000	$—	$49,500,000	(3)

(1)	The Company reserves the right to pay selling agent broker-dealers a commission of 6% for sales introduced to the offering and to allocate agent warrants equal to 10% of the introduced purchases at $1.10 exercise price per agent warrant.

(2)	Excludes estimated Offering expenses of approximately $200,000, the 2% Administrative Agent fee, commissions and the costs of informing the public of the opportunity of participating in this Offering. See “Use of Proceeds” and “Plan of Distribution.”

(3)	The Company has reserved 500,000 Ember Warrants to be issued to the first 100,000 subscribers to the Company’s Prometheum Ember ATS platform for no consideration as incentives for becoming subscribers. Any Ember Warrants issued to subscribers as incentives will not be counted toward the Minimum Amount but will be counted toward the Maximum Amount.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A as it applies to smaller reporting companies as the Company meets the definition of that term in Rule 405.

Prometheum, Inc.

120 Wall Street

New York, NY 10005

(212) 514-8369

www.prometheum.com

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular or information to be relied upon in determining whether to purchase the securities offered hereby.

We expect to commence sales of the Ember Warrants within two days of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is terminated by us in our sole discretion (collectively, the “Termination Date”). All investor subscription funds shall be held in an escrow account. Cross River Bank (the “Escrow Agent”) will serve as the escrow agent in connection with this Offering.

The date of this Offering Circular is [•], 2019

The Offering will be made on “best-efforts, all-or-none” basis as to the Minimum Amount and on a “best-efforts” basis as to the Maximum Amount as provided by Rule 251(d)(3)(i)(F) of Regulation A. Only after we have received and accepted subscriptions equal to at least the Minimum Amount, will we have the initial closing (the “Initial Closing”). If, on the Initial Closing date, we have sold less than the Maximum Amount, we may hold one or more additional closings (each an “Additional Closing”) on additional sales of Ember Warrants, until the first to occur of: (i) the sale of the Maximum Amount or (ii) the Termination Date. Upon the Initial Closing and each subsequent Additional Closing, the proceeds from the Offering will be disbursed to the Company and the associated Ember Warrants will be issued to investors.

If we have not received and accepted subscriptions equal to at least the Minimum Amount prior to the Termination Date, all subscription funds on deposit in the escrow account will be returned to investors without interest or deduction. A subscriber in the Offering has no right to a return of their funds before the closing of the Offering once a subscriber has executed the subscription documents in connection with this Offering.

We intend to file an application to have the Ember Warrants listed for trading on the over-the-counter market operated by OTC Markets Group Inc. which we refer to herein as the “OTCQB” at such time following the Initial Closing as determined by Company management. Currently, our Ember Warrants are not traded on any exchange or on the over-the-counter market. There is no assurance that the Ember Warrants will ever be approved for listing or quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply and be approved by FINRA to make a market in such securities. As of the date of this Offering Circular, we have not made any arrangement with any market makers to quote the Ember Warrants of the Company. No assurance can be given that any market maker will agree to make a market in the Ember Warrants. For more information see “Plan of Distribution.”

We are currently in the process of developing the Prometheum Network and the Ember Tokens and currently expect to launch the Prometheum Network and to create the Genesis Block of Ember Tokens within a year of the date hereof. We intend to apply the proceeds of this Offering to further develop, build out and commercialize the Prometheum Network as more specifically set forth in this Offering Circular and the Offering Statement.

We are offering to sell, and seeking offers to buy, its securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of Ember Warrants or Ember Tokens. Neither the delivery of this Offering Circular, nor any sale or delivery of Ember Warrants or Ember Tokens shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the Federal Securities Laws.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “us,” “our,” and “Company” refer to Prometheum, Inc. and its subsidiaries.

The Ember Warrants and Ember Tokens underlying the Ember Warrants offered hereby are highly speculative securities. Investing in such securities involves significant risks. You should invest in such securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 8.

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FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•	The lack of any existing centralized marketplace for blockchain protocol securities;

•	Our ability to implement our proposed Prometheum Network business plan;

•	Our ability to create the blockchain for our Ember Tokens and to create the genesis block;

•	Our ability to create the coding and algorithms for the crypto-securities issuance and trading platforms that will form the basis for our Prometheum Network;

•	National, international and local economic and business conditions that could affect our business;

•	Markets for our Ember Warrants and the Ember Tokens, if and when the Genesis Block of our Ember Tokens is created;

•	Our cash flows or lack thereof;

•	Our operating performance;

•	Our financing activities;

•	General market conditions effecting blockchain protocol based securities;

•	Industry developments affecting our business, financial condition and results of operations;

•	Our ability to compete effectively;

•	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self-regulatory organizations, including without limitation, FINRA; and

•	Cybersecurity breaches or attacks.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

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SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Company’s securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular beginning on page 8.

The Business of the Company

Overview

Prometheum, Inc., (“Prometheum,” “we,” “us,” “our,” the “Company”) is a Delaware corporation formed in September 2017 for the purpose of developing, building out and commercializing an integrated network for the issuance, trading, clearing, settlement and custody of blockchain protocol securities represented by tokens which we call Smart Security Tokens™ (“SSTs”) or crypto-securities. SSTs are securities and as such their issuance and trading are subject to Federal and State securities laws.

The Company with its strategic partners and joint venturers HashKey Digital Asset Group Limited (“HashKey”) and Shanghai Wanxiang Blockchain Inc. (“Wanxiang”), an affiliate of HashKey, intends to launch blockchain technology-based platforms which we refer to as the “Prometheum Network,” designed to (i) address the regulatory, legal, and liquidity challenges faced by issuers of crypto-securities to conduct their crypto-securities token offerings in compliance with applicable securities laws; and (ii) provide the infrastructure necessary to allow for after-market trading and processing of our SST crypto-securities within the Prometheum Network.

We have not commenced any operations and our activities to date have been devoted to developing the technology and infrastructure necessary to launch our Prometheum Network, which may never occur. Accordingly, investors should be aware that the descriptions in this Offering Circular of our proposed Prometheum Network and our Ember Tokens are speculative and subject to significant risks.

In December 2018, we sold 68,875,000 shares of common stock and 10,150,000 founder ember warrants for $12,000,000 consisting of $3,000,000 cash and $9,000,000 in technology and related services to HashKey.  HashKey also negotiated the right to purchase an additional 10% of our common stock for $12,500,000 exercisable 30 days following Prometheum Ember ATS receiving FINRA and SEC approval to operate as a broker-dealer alternative trading system. In connection therewith, Dr. Feng Xiao, Chairman of HashKey, Vice Chairman and Executive Director of China Wanxiang Holding Co., Ltd., and Chairman and CEO of Wanxiang joined Prometheum’s board of directors. Dr. Xiao was, we believe, the earliest evangelist and promoter of blockchain technology in China and an early sponsor of Ethereum. Dr. Xiao and Wanxiang have incubated and invested in more than 50 leading blockchain projects around the world.

The Company has entered into a Commitment Letter with StockCross Financial Services Inc. (“StockCross”), pursuant to which StockCross will provide settlement, clearing, custody and control services to the Prometheum Network. Using the Company’s platform and HashKey and Wanxiang developed technology, StockCross will serve as the Prometheum’s 21st century clearing firm. A copy of the Commitment Letter is attached as an Exhibit to the Offering Statement of which this Offering Circular is a part.

The Company, leveraging the technological resources and expertise of HashKey and Wanxiang will be developing the technology and infrastructure necessary to launch the Prometheum Network and when launched will settle, clear and hold crypto-securities, including Ember Tokens at StockCross.

Through the Prometheum Network, issuers of crypto-securities will be enabled to raise various forms of capital in a blockchain empowered ecosystem which complies with applicable securities laws. The SEC’s DAO Report demonstrated a requirement for compliant crypto-securities infrastructure and the Company believes that our Prometheum Network will provide the infrastructure to compliantly service the entire crypto-securities lifecycle.

The Prometheum Network

The Prometheum Network when fully functional will be a “Smart Securities NetworkTM” (“SSN”) which will include procedures and algorithms for the following:

•	Our platform for initial and follow on distributions of our SST crypto-securities (the “Regulation A Platform”) through which issuers will be able to offer and sell to the public SSTs issued via “Smart Security OfferingsTM” (“SSOs”) controlled by smart contracts.
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•	Our alternative trading system for secondary market trading of crypto-securities (the “Broker-Dealer/ATS”) operated by Prometheum Ember ATS, Inc. (“PEATS”). PEATS has filed an application pending with FINRA for membership as a broker-dealer and intends to file an initial operation report on Form ATS with the SEC to operate as an alternative trading system. PEATS intends to operate as the Broker-Dealer/ATS for compliant purchasing, trading, clearing and processing of crypto-securities through the Prometheum Network.

•	Our blockchain based digital master wallets (“Wallets”). When a potential customer wants to open an account with Prometheum, they complete the online investor application and submit this information for review. Upon submission, the customer’s data is automatically submitted to IdentityMind, our third-party service provider, for anti-money laundering and know your customer (“AML/KYC”) checks and verifications. Upon passing AML/KYC, a Wallet account will be created for the customer and the customer will be directed to the deposit page. This page allows them to input their banking information in order to wire/ACH money into their Wallet account at PEATS’ clearing firm. Once the Wallet account is funded, customers will be able to either (a) make an investment in a primary issuance on the Broker-Dealer/ATS, or (b) trade on the Broker-Dealer/ATS.

•	Our “Digital Clearing Firm” (StockCross) which will utilize blockchain protocol based procedures for (i) clearing and settlement of crypto-securities transactions and (ii) custody of crypto-securities. Prometheum intends to settle crypto-security transactions once daily so the customers’ master wallet will reflect their current crypto asset (crypto-securities and currency). This is similar to how the Depository Trust and Clearing Company holds securities on behalf of its broker dealers and tracks the transfer of ownership through their electronic book-entry system.

•	The “Prometheum Blockchain” which will use the Practical Byzantine Fault Tolerance (“PBFT”) consensus algorithm in order to provide a balance between performance and distributed reliability. We believe PBFT provides protection against manipulation and against failure of nodes in a distributed system.

•	Our own blockchain protocol crypto-securities tokens engineered for use on the Prometheum Network which we refer to as “Ember Tokens” (which is the first SST) will provide the basis for issuer crypto-securities offered through the facilities of the Prometheum Network. It is intended that the Company’s Ember Token will trade as “MBRTM”. The Ember Tokens, when and if issued in exchange for the Ember Warrants will function as a utility token, Prometheum’s native currency, and a security. Blockchain functionality is being developed by the Company in consultation with the Company’s strategic partner Wanxiang. The technology architecture and intended processes have been agreed to in principle and development of our blockchain technology with Wanxiang is ongoing. For the last updated description of the development of the Prometheum Network see the Company’s White Paper dated December 2018, attached hereto as Attachment A and incorporated herein by reference (the “White Paper”).

•	Prometheum Blockchain miners/validators who will earn Ember Tokens.

Ember Tokens

Creation of the Genesis Block

We intend to use “Ember Tokens” as the fundamental medium of exchange for the Prometheum Network. We expect to create a block of 270,000,000 Ember Tokens (the “Genesis Block”) at or around the time we launch the Prometheum Network. Of that number, 80,000,000 Ember Tokens will be allocated for issuance to holders of Ember Warrants (assuming the sale of all of the Ember Warrants in this Offering and in our current private placement pursuant to Rule 506(c) of Regulation D and Regulation S of the Securities Act (the “Reg D/Reg S Offering”) and 55,000,000 Ember Tokens will be allocated to holders of warrants issued to founders, our seed investor, contributors/advisors and service providers. In the event we do not sell all the Ember Warrants in this Offering and the Reg D/Reg S Offering, or do not issue all allocated Ember Tokens, we reserve the right to conduct an additional offering of Ember Warrants or Ember Tokens or otherwise issue the remaining Ember Tokens so that all Ember Tokens comprising the Genesis Block eventually have been issued.

In order for an SST to be eligible to participate in transactions on the Prometheum Network, it must be based upon our Ember Tokens and written on the Prometheum Blockchain. Although the Genesis Block will be limited to 270,000,000 Ember Tokens, each Ember Token may be broken into at least eight decimal points which allows one Ember Token to be broken into approximately a hundred million parts.

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Delivery of Ember Tokens Upon Exercise of Ember Warrants

Purchasers of Ember Warrants will initially create a brokerage account with our Broker-Dealer/ATS through which they will purchase Ember Warrants. Following the creation of the Genesis Block, Ember Tokens that are issued upon exercise of Ember Warrants, will be held in our Digital Clearing Firm master wallet account (described below)) and will be reflected in the exercising Ember Warrant holder’s brokerage account. Brokerage account balances will tracked in a traditional transactional database, also known as electronic bookkeeping. Account holders will be required to transact through the appropriate federal securities law compliant brokerage infrastructure and will not be able to access their Ember Tokens directly unless they elect to transfer their Ember Tokens to their own personal wallets held outside the Prometheum Network’s brokerage infrastructure.

Ember Token Burn

Subject to Prometheum generating profits, of which no assurance can be given, we intend to allocate 10% of Prometheum’s profits to re-purchase outstanding Ember Tokens in the open market and then cancel their digital keys and “burn” them. See discussion on page 28.

The Prometheum Wallet System

Prometheum has designed a crypto-security “master” Wallet for the purpose of holding Ember Tokens on behalf of customers. Prometheum’s system for creating and managing crypto-securities wallets allows for the management and custody at StockCross, the supporting Digital Clearing Firm, and also provides the required functionality for distributed applications deployed via general purpose smart contracts. It is intended that participants wishing to access the Prometheum Network to invest in crypto-securities will be required to establish an account and create a Prometheum Wallet. Crypto-securities held in customer’s wallet accounts will be settled daily to reflect updated holdings of crypto-securities held at StockCross the Digital Clearing Firm. Additionally, by using a hierarchy of permissioned wallet addresses based on established public/private key cryptography, Prometheum’s wallet system provides the basis for secure communications about crypto-securities between Broker Dealers, the Broker-Dealer ATS and the Digital Clearing Firms.

Timing

We expect that at least until the date that the Offering Statement of which this Offering Circular is a part is qualified, our efforts will be focused upon raising funds in our Reg D/Reg S Offering, continuing development efforts and qualification of the Offering Statement of which this Offering Circular is a part, obtaining “no action” relief on our No Action request seeking recognition of our procedure for the safekeeping of our customer’s crypto-securities in compliance with SEC custody and control rules pending at the SEC, and further development, build out and commercialization of the Prometheum Network. We have and intend to use our resources and the proceeds from our Reg D/Reg S Offering to fund these on-going efforts.

During the one year period following qualification of this Offering (the “Qualification Date”) we expect to conduct this Offering and to continue developing the Prometheum Network, hiring personnel and developing the Ember Token and the Prometheum Blockchain. If our initial development efforts are successful, we hope to commence testing and completion of the elements of the Prometheum Network by the end of the second quarter 2019.

Thereafter, in or around the second half of 2019, we hope to launch the Prometheum Network and to create the Genesis Block of Ember Tokens.

The Wanxiang and HashKey Relationship

On October 25, 2018, we entered into a Binding Term Sheet with HashKey organized under the laws of Hong Kong and thereafter, on December 14, 2018 entered into a definitive Securities Stock Purchase Agreement with HashKey whereby HashKey bought 68,875,000 shares of common stock (29%) of the issued and outstanding common stock of the Company and 10,150,000 warrants for $12,000,000 consisting of cash in the amount of $3,000,000 and $9,000,000 of technology and related services. In such capacity HashKey has been designated as a “Founder” of the Company and will share in Founders’ warrants exercisable to purchase Ember Tokens allocated to Founders, proportionate to Hashkey’s 29% ownership interest of the Company’s common stock. A copy of the Purchase Agreement is attached as an exhibit to the Offering Statement of which this Offering Circular is a part. In connection with such purchase, effective December 14, 2018, the Company and Wanxiang entered into a Strategic Partnership and Joint Development Agreement, the Company, HashKey and Wanxiang entered into a Technology Agreement (the “Technology Agreement”), and the Company, HashKey, Wanxiang and certain other investors entered into an Investor and Founders Rights Agreement. Pursuant to the Investor and Founders Rights Agreement, HashKey was granted the right to purchase shares of our yet to be created Series A Preferred Stock convertible into that number of shares of our common stock equal to 10% of then issued and outstanding common stock, on a fully-diluted basis, for $12,500,000 exercisable for 30 days following FINRA approval of PEATS’ new member application to operate as a broker-dealer alternative trading system and filing an initial operation report on Form ATS.

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Technology and Software

Pursuant to the Technology Agreement HashKey and Wanxiang are providing the Company with [blockchain] technology, development services and resources in order to further develop, build out and commercialize the Prometheum Network, including, but not limited to, blockchain and trading software, relating to the operation of the Broker-Dealer/ATS and the Company’s proposed business and operations (the “Technology”), and certain development services relating to the Technology, its implementation and use.

The scope of the Technology and development services provided by HashKey and Wanxiang pursuant to the Technology Agreement include:

-	Complete work on a system designed and developed with the Company and in a manner agreed to with the Company in order to achieve the Company’s goals as set forth in the Company’s system diagrams including, but not limited to, system diagrams provided by the Company to Investor on September 14, 2018, and more generally in the White Paper draft v4.22, dated September 2018 (as advanced by the most recent White Paper).

-	Implement blockchain technology to meet the Company’s overall systems design that may include original work, extensions, or modifications to existing systems (e.g. including but not limited to the BCOS blockchain developed by Wanxiang).

-	Provide a trading system back-end suitable for the Company’s requirements as set forth in the Company’s system diagrams including, but not limited to, system diagrams provided by the Company on September 14, 2018, and more generally in the White Paper.

-	Provide support, documentation, test systems and any relevant tools required for Prometheum to implement a trading front end using HashKey provided and developed trading backend.

-	Provide completed work and technologies that are free from licensing or intellectual property limitation or impairments to use.

-	Where restrictive open source licenses have been incorporated into the technology provided by Wanxiang, (disclosed to the Company in advance) and where those licenses prevent modification (e.g. GPL) their use is considered as part of the overall system design agreed with the Company.

-	Agree to provide access to technology, designs, and systems that are suitable and sufficient in their use and operation for compliance requirements as defined by the Company.

-	An agreement that any intellectual property developed by HashKey and the Company will be owned by the Company and that the Company will have the unfettered right to use all updates, changes to systems and software provided by HashKey.

-	All licenses and rights to use granted the Company, unless otherwise agreed shall be perpetual.

The Technology Agreement provides for the transfer and assignment to the Company of HashKey’s and its affiliates’ proprietary blockchain technology and ATS trading technology. The Technology Agreement also provides for a one (1) year royalty-free, license to use HashKey’s hot/cold wallet storage software system. The Technology Agreement also provides for the provision of ongoing technology development support from HashKey and its affiliates, including with regard to the ongoing development of the Prometheum Network and the Prometheum Blockchain development, and the ATS trading system code and system development support (including, but not limited to, matching engine and market data components).

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Moreover, HashKey also agreed to:

-	Consult the Company in regards to its Ember Token economic model.

-	Assist the Company with community building.

-	Develop new issuer deal flow for the Company’s business.

-	Assist with this Offering including, but not limited to, having the most qualified personnel of HashKey attend and present to potential investors including on road shows and conference calls and assist in the preparation of materials and the presentation thereof.

-	Coordinate with the Company’s public relations team/firm to contemporaneously publicize the Wanxiang strategic partnership in Asia and assist the Company’s PR team/firm in securing press regarding the Company, when needed.

-	The Company, HashKey and its affiliates have agreed that the valuation of such technology provided to the Company is $9,000,000.

Our Company

We were incorporated in Delaware in September 2017 for the purpose of developing, building out and commercializing the Prometheum Network. Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our Internet address is www.prometheum.com.

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THE OFFERING

The following is a summary of the principal terms of this Offering and is not intended to be complete.

Issuer	Prometheum, Inc., a Delaware corporation.
Securities Being Qualified	Ember Warrants and their underlying Ember Tokens. Each Ember Warrant shall be exercisable to purchase, one Ember Token, when and if the Genesis Block is created, for no additional consideration.

Offering Amount	We are seeking to qualify a minimum of $5,000,000 (the “Minimum Amount”) of Ember Warrants and a maximum of $50,000,000 of Ember Warrants (the “Maximum Amount”), and their underlying Ember Tokens.

Incentive Warrants	We have reserved 500,000 Ember Warrants to be issued to subscribers to the Broker-Dealer/ATS for no consideration as incentives (the “Incentive Ember Warrants”). The Incentive Ember Warrants will not be counted against the Minimum Amount but will be counted against the Maximum Amount. Therefore, the gross proceeds from the sale of the Minimum Amount, will be $5,000,000 and the gross proceeds from the sale of the Maximum Amount will be $49,500,000.

Offering Price	$1.00 per Ember Warrant. The minimum amount that must be purchased by each investor is 1,000 Ember Warrants.

Ember Warrant Exercise Period	Each Ember Warrant may be exercised to purchase one Ember Token, for no additional consideration, during the period commencing on the date the Genesis Block is created and ending on the five year anniversary from the issuance date of the Genesis Block. See “Securities Being Offered” on page 41.

Commencement of the Offering	We expect to commence the sale of the Ember Warrants within two business days following the Qualification Date.

Termination of the Offering	This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Escrow Account	All investor funds will be deposited in a non-interest-bearing escrow account (the “Escrow Account”) established by Cross River Bank, as escrow agent, for the benefit of the investors. If we do not sell at least the Minimum Amount by the Termination Date all funds will be promptly returned to investors without interest or deduction.

Warrant Agent and Transfer Agent	We have engaged VStock Transfer, LLC (“VStock”) to act as the warrant agent for the Ember Warrants pursuant to a Warrant Agent Agreement. We have also engaged VStock to act as our Transfer Agent for the Company’s common stock.

Closings	The Ember Warrants will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial closing (the “Initial Closing”) and release investor funds on deposit in the Escrow Account to the Company. After the Initial Closing, the Offering will continue and we will have additional Closings on accepted subscriptions until the Termination Date. If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction.

Investor Qualifications	The Ember Warrants will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).
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Administrative Agent; Plan of Distribution

We have engaged Manorhaven, a registered broker dealer, to act as the Administrative Agent for this Offering. As Administrative Agent, Manorhaven, will be responsible for oversight and administration of the subscriptions process, recordkeeping, escrow oversight, review of closing requirements and sending confirmations to investors.

Manorhaven shall receive an administrative fee equal to 2% of the gross offering sales proceeds, payable at each Closing of the Offering. Manorhaven will not solicit investments in the Company’s offering nor advise subscribers on suitability or advisability of such investments other than to assure that the terms of the offering are being complied with.

Relationship with Administrative Agent	The Company is the sole Class C Member of Coincross LLC (“Coincross”) and our Chairman and majority shareholder, Martin H. Kaplan, is the managing member of Coincross. Manorhaven is a subsidiary of Coincross. As a result, we and the Administrative Agent are under common control and are affiliates. Coincross has the right to purchase up to 1,000,000 Ember Warrants at a price of $

Warrants Outstanding Prior to this Offering	As of March 26, 2019 we have warrants outstanding exercisable to purchase up to 41,740,000 Ember Tokens, when and if the Genesis Block is created. Such warrants generally have substantially the same terms and conditions as the Ember Warrants offered herein.

How to Subscribe	Investors wishing to subscribe for Ember Warrants will first be required to establish an account on the Broker-Dealer/ATS at Prometheum.com. Once an account has been set up, investors will complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us and deliver full payment for all Ember Warrants subscribed for to the Escrow Agent in accordance with the instructions provided in the Subscription Agreement. Subscriptions submitted by investors, subject to acceptance by us, are irrevocable. We have the right, at any time prior to the issuance of the Ember Warrants, to reject subscriptions in whole or in part in our sole discretion.

Reg D/Reg S Offering:	We are also conducting a Reg D/Reg S Offering, a private offering to accredited investors of up to 30,000,000 Ember Warrants at a price of $0.50 per Ember Warrant in reliance on Rule 506(c) of Regulation D and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Ember Warrants sold in the Reg D/Reg S Offering have the same rights as those being sold in this Offering and shall be exercisable to purchase up to 30,000,000 Ember Tokens, which will be subject to restrictions on resale. As of the date of this Offering Circular, we placed $2,370,000 of Ember Warrants in the Reg D/Reg S Offering. We intend to terminate the Reg D/Reg S Offering once this Offering is qualified.

Use of proceeds	We currently intend to use the net proceeds of this Offering for the development, build out and commercialization of the Prometheum Network including, retaining and hiring necessary personnel, the qualification of the Broker-Dealer/ATS, and for other working capital and corporate purposes. See “Use of Proceeds.”

Reporting Company and OTCQB Application	Within five calendar days of the Qualification Date, we intend to file a Form 8-A with the SEC to become a reporting company under the Securities and Exchange Act of 1934 and thereafter file an application with the OTC Markets to have the Ember Warrants quoted on the “OTCQB.”

Risk factors	Investing in the Ember Warrants and Ember Tokens involves a high degree of risk. See “Risk Factors”, beginning on page 8. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Ember Warrants in this Offering.
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RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Our proposed Prometheum Network is in the creation stage and the Ember Tokens issuable upon exercise of Ember Warrants and which we propose to be the basis of such network may never be created or issued. You should carefully consider the following risk factors as well as other information contained in this Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, before deciding to make an investment in the Company. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company.

Risks Related to the Company’s Business

We were incorporated in September, 2017 for the purpose of developing the Prometheum Network and have no operating history upon which you can evaluate our prospects, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware in September 2017 and our operations to date have consisted of raising capital, planning, modeling and developing our Prometheum Network, creating the software and preparing necessary documents and filings in order to implement the Prometheum Network as currently conceived to enable the Prometheum Network, and developing relationships with potential service providers. Accordingly, we have limited operating history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception and development of a business operating in a relatively new, highly competitive, and developing industry. We anticipate that our operating expenses will increase for the near future. There can be no assurance that we will ever generate any operating activity or develop and operate the Prometheum Network. You should consider our limited history and our proposed business, operations and prospects in light of the risks, expenses and challenges faced by an early-stage company.

We may not receive necessary regulatory approvals to operate our Prometheum Network.

We believe that prior to launching our Prometheum Network and creating and issuing our Ember Tokens, we will require regulatory approvals, and/or “no action” clearances, from the SEC and possibly State securities regulators. If we are unable to obtain these regulatory approvals or “no action” clearances, we may have to reconfigure our Prometheum Network or Ember Tokens so that they satisfy regulatory requirements. If we cannot obtain the necessary approvals, we may not be able to launch our Ember Tokens, in which case investors could lose all or most of their investments.

No assurance can be given when and if ever the issuance of the Genesis Block of Ember Tokens will occur and if such does not occur the Ember Warrants will not be exercisable and will expire worthless.

The creation of the Genesis Block of Ember Tokens is contingent upon the successful development, build out and commercialization of the Prometheum Network, which is subject to a number of risks and uncertainties, including, but not limited to, the successful registration of the Broker-Dealer/ATS and completion of necessary programming to enable a smart contract based securities issuance and trading system. Accordingly, the Prometheum Network may not ever launch as currently envisioned. If the Prometheum Network is not fully developed, built out and commercialized, then the Genesis Block issuance of the Ember Tokens will not occur and Ember Warrants will most likely expire worthless. As a result, investors in this Offering should be aware of the risk of losing their entire investment.

We intend to use the proceeds of this Offering to develop the Prometheum Network and there is a risk that competitors may develop and launch alternative blockchain based securities networks prior to the completion and launch of the Prometheum Network.

There is a risk that competitors may develop and launch alternative blockchain based securities networks, offering functionality similar to what we are proposing, prior to the development and launch of the initial version of our Prometheum Network. These alternative networks may be based on the same open source code and open source protocol upon which we intend build our technology. The launch of any such networks could make it more difficult for our Prometheum Network to gain market acceptance if and when launched which could have a material adverse effect on our prospects and the prospects of the Prometheum Network.

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Our proposed Prometheum Network and our Ember Tokens are in the development stage and are new untested concepts that may not achieve market acceptance.

Our concept of creating a blockchain based crypto-securities issuance and trading network based on our Prometheum Network and Ember Tokens is new and is currently in the development stages. There can be no assurance that our proposed Prometheum Network will be operational, or if it does become operational, that it will achieve market acceptance. Investors acquiring Ember Warrants will bear the risks of investing in a novel untested type of securities transaction that will trade exclusively on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in our business. Any failure of the Prometheum Network, the Broker-Dealer/ATS or the Ember Tokens to perform as expected will have a material adverse effect on our prospects.

The crypto-securities market in which we intend to compete is subject to rapid innovation and change and there is a risk that changes or innovations in the crypto-securities market may occur while we are developing our Prometheum Network and Ember Tokens which could render our business model and developing technology obsolete.

Since its inception, the distributed ledger technology market in general and the crypto-securities market have been characterized by rapid changes and innovations and are constantly evolving. As a result, there is a risk that during the time that we are developing our Prometheum Network and Ember Tokens, there may occur changes or innovations which may render our proposed business model and technology obsolete. If we are not able to adapt to such changes or innovations, we may not be able to generate sufficient interest in our Prometheum Network or Ember Tokens, if any, which would have a material adverse effect on our prospects.

Our proposed Prometheum Network and Ember Tokens may be vulnerable to hackers and cyber-attacks.

Our proposed Prometheum Network and Ember Tokens are internet-based, which makes us vulnerable to hackers who may access the data of investors in this Offering, purchasers of Ember Tokens and users of the Prometheum Network. Further, any significant disruption in our operations, our Ember Tokens or the Prometheum Network could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we intend to rely on third-party technology providers to provide us with the various elements of our proposed Prometheum Network and technology. Any disruptions of services or cyber-attacks on our third party technology providers could harm our reputation and materially and negatively impact our prospects.

Cybersecurity breaches may delay implementation of our business plan and damage our reputation.

As the world becomes more interconnected through the use of the Internet and users rely more extensively on the Internet and the cloud for the transmission and storage of data, such information becomes more susceptible to incursion by hackers and other parties intent on stealing or destroying data on which we rely. We face an evolving landscape of cybersecurity threats in which hackers use a complex array of means to perpetrate cyber-attacks, including, but not limited to, the use of stolen access credentials, malware, ransomware, phishing, structured query language injection attacks, and distributed denial-of-service attacks, among other means. These cybersecurity incidents have increased in number and severity and it is expected that these trends will continue. Should our proposed Prometheum Network be affected by such an incident, we may incur substantial costs and suffer other negative consequences, which may include, but is not limited to:

•	remediation costs, such as liability for stolen assets or information;
•	increased cybersecurity protection costs;
•	litigation and legal risks, including regulatory actions by state and federal regulators; and
•	loss of reputation.
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Our proposed Prometheum Network systems and those of third-party service providers we may engage may be vulnerable to cybersecurity risks. If our security measures are breached and unauthorized access is obtained to our Prometheum Network and our electronic trading platform, our business could suffer a material adverse effect.

Our proposed Prometheum Network will involve the processing, storage and transmission of transactions and data. The secure storage and transmission of confidential information over public networks will be a critical element of our operations. Cyber- attacks on our systems could expose us to a risk of misappropriation of this information, leading to litigation, reputational harm and possible liability. Despite the defensive measures we may take, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers, or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our confidential information, our reputation could be damaged, our business would suffer and we could incur material liability. Any such breach could compromise our Prometheum Network. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

We also face the risk of operational disruption, failure or capacity constraints of any of the third party service providers that facilitate our business activities, including clients, the clearing agent and network or data providers. Such parties could also be the source of a cyber-attack on and/or breach of our operational systems, data or infrastructure.

There have been an increasing number of malicious cyber incidents in recent years in various industries, including ours. Any such cyber incident involving our computer systems and networks, or those of third parties important to our businesses, could have a material adverse effect on our business, financial condition and results of operations. A cyber-attack or security breach on our system or that of a third-party service provider could manifest in different ways and could lead to any number of harmful consequences, including but not limited to:

•	misappropriation of financial assets, intellectual property or sensitive information belonging to us, our clients or our third-party service providers;
•	corruption of data or causing operational disruption through computer viruses or phishing; and
•	denial of service attacks to prevent users from accessing our platform.

Our remediation costs and lost revenues could be significant if we fall victim to a cyber-attack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and could cause our broker-dealer and institutional investor clients to reduce or stop their use of our electronic trading platform. Moreover, prospective clients may be influenced by such events not to use our trading platform. We may be required to expend significant resources to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of clients and revenues and litigation, caused by any breaches. We may be found liable to our clients for any stolen financial assets or misappropriated confidential information. Although we intend to continue to implement industry-standard security measures, no assurance can be given that those measures will be sufficient.

Our business model is dependent on continued investment in and development of distributed ledger technologies.

Our business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

Possible future acquisitions.

We may in the future acquire assets, technologies or companies that have services, products, technologies that extend or complement our proposed business. The process to undertake a potential acquisition is time-consuming and costly. If we were to undertake in the future any potential acquisition, we expect to expend significant resources to undertake due diligence on each potential acquisition, and there is no guarantee that we would be able to complete any such acquisition that we pursue. Moreover, if we were able to effectuate an acquisition, the process of integrating any such acquired assets or business into us could create unforeseen operating difficulties and expenditures and is itself risky.

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We expect to face significant competition.

Through our proposed Prometheum Network and Ember Tokens, we hope to facilitate online capital formation through the issuance and trading of Tokenized Securities. Though we believe that that this is a novel concept, we believe that we will be in competition with a variety of competitors in the market as well as likely new entrants. Some of these new entrants could follow a regulatory model that is different from ours which might provide them with competitive advantages over us. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers who could have significantly greater resources than us. Further, we may have to compete with a number of market participants, including, but not limited to, alternative trading systems, traditional venture capitalists, and crowdfunding platforms. Some competitors and future competitors may be better capitalized than us or have greater resources than us which could give them a significant advantage in marketing and operations.

In order for us to implement our plan of operation and to create the Prometheum Network, we must identify, recruit, retain and develop the necessary personnel who have the needed technological background and experience.

While the Company’s strategic Partnership and Joint Development Agreement with Wanxiang has provided the Company with material and significant world recognized resources, never the less in order for us to implement our business plan we need to identify and recruit highly qualified personnel with backgrounds in developing distributed ledger technology applications and who have skills required for developing and managing developmental stage businesses. We believe that we will face intense competition for personnel. If we are not able to identify and recruit the necessary personnel to implement our business and launch the Prometheum Network, we may not have a successful Genesis Block and investors may lose all or most of their investments.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

Our success will depend to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use, or take appropriate steps to enforce our intellectual property rights. In addition, our competitors may now have or may in the future develop technologies that are as good as or better than our technology without violating our proprietary rights. Our failure to protect our software and other proprietary intellectual property rights or to utilize technologies that are as good as our competitors’ could put us at a disadvantage to our competitors.

We may not be able to obtain trademark protection for our marks, which could impede our efforts to build brand identity.

We intend to file trademark applications with the United States Patent and Trademark Office seeking registration of our marks. There can be no assurance that the applications will be filed and if filed, if they will be successful or that we will be able to secure significant protection for our trademarks in the United States or elsewhere. Our competitors or others could adopt product or service marks similar to our marks, or try to prevent us from using our marks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Any claim by another party against us or customer confusion related to our trademark, or our failure to obtain trademark registration, could harm our business.

We may be accused of infringing intellectual property rights of third parties.

Other parties may claim that we infringe their intellectual property rights. In the future we may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties, and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own.

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There is little or no guidance regarding the accounting treatment of the proceeds received from the sale of crypto-securities. We intend to classify the proceeds from the sale of the Ember Warrants as contributions to capital, however, there can be no assurance that this treatment will not be rejected and we will be required to restate our financial statements.

Accounting classification of crypto-securities and proceeds from their sales are not clear and we may be required to restate our financials.

As crypto-securities are a new class of securities, financial statement guidance as to the classification of funds raised by the sale of the Ember Warrants as reflected on the Company’s Financial Statements is not clear. There is no official guidance from either accounting or regulatory authorities including the Internal Revenue Service and they have not clearly opined on the financial statement treatment of the funds raised by the Company by the sale of the Company’s Ember Warrants as either being capitalized on the Company’s balance sheet or as set forth on the Company’s income statement as revenue.

The Company intends to treat the sale of its Ember Warrants as a capital formation event and reflecting the funds raised in the sale of Ember Warrants on the Company’s balance sheet as a capital asset.

No assurance can be given that accounting or regulatory authorities, including the IRS, will agree with the Company’s determination to capitalize the sale of its Ember Warrants.

Risks Related to this Offering, the Ember Warrants and the Ember Tokens

The Offering is being conducted on a “best efforts all-or-none” basis with respect to the Minimum Amount and on a “best efforts basis” for the remainder and we may not raise sufficient funds in this Offering for us to fully develop, build out and commercialize the Prometheum Network.

The Ember Warrants are being offered by us on a “best efforts, all-or-none” basis for the Minimum Amount and on a “best efforts” basis for the remainder, meaning that there is no assurance that any or all of the Ember Warrants will be sold. Because there is a Minimum Amount that must be sold to hold the Initial Closing, there is an increased risk to investors who participate in the Offering if less than the Maximum Amount is raised, since the remainder of the funds may not be forthcoming. We are relying upon the proceeds from this Offering, together with our currently available cash to fund our business plan for the next 24 months. If we sell less than the Maximum Amount, we may be required to seek additional funding, which may not be available. If we do not raise sufficient funds in this Offering, or if we are not able to obtain additional funding, we may be required to modify or suspend our business plan, which could result in investors losing all or most of their investments. See “Use of Proceeds.”

Your investment may be held in escrow for up to a year.

The Offering may continue until one year from the Qualification Date. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount. Your investment will not be accruing interest during this time and will simply be held until such time as the Offering terminates without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction.

There is no public market for the Ember Warrants or the Ember Tokens underlying the Ember Warrants and a public market may never develop.

Prior to this Offering, there has been no public market for the Ember Warrants or the Ember Tokens (see “Securities Being Offered”). We cannot predict the extent to which a market for the Ember Warrants or Ember Tokens will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities. The initial offering price of the Ember Warrants in this Offering was determined by our management based upon factors relating to the estimated pricing of the proposed Ember Tokens and is not in any way indicative of our actual value, the value of the Ember Tokens, if and when issued, following the completion of this Offering. Investors may not be able to resell their Ember Warrants at or above the initial offering price, if at all.

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Currently, the creation of the Genesis Block is expected to occur within 12 months after the date of this Offering Circular. The Ember Tokens may never be created, and if created, a public market for the Ember Tokens may never develop.

The creation of the Genesis Block is expected to occur within 12 months after the date of this Offering Circular, and, if they are created, a public market for the Ember Tokens may never develop. If the Genesis Block is not created, the Ember Warrants may have little or no value. Further, even if the Genesis Block is created and issued, a public market for the Ember Tokens may never develop, which in turn would cause the Ember Warrants to have little or no value. Moreover, even if such a market forms, no assurances can be given that it will be sustained.

We may not qualify for listing on the OTCQB, and therefore you may be unable to sell the Ember Warrants into a public market.

We intend to file an application to have the Ember Warrants quoted on the OTCQB within 60 days after we hold the final Closing. No assurances can be given, however, that the application will be approved. OTCQB eligible securities include securities not listed on a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act, and require that we be current in its periodic securities reporting obligations.

Among other matters, in order for our Ember Warrants to become OTCQB eligible, a broker-dealer member of FINRA, must file a Form 211 with FINRA and commit to make a market in our securities once the Form 211 is approved by FINRA. As of the date of this offering memorandum, a Form 211 has not been filed with FINRA by any broker-dealer. If for any reason our Ember Warrants do not become eligible for quotation on the OTCQB or a public trading market does not develop, purchasers of our Ember Warrants may have difficulty selling their Ember Warrants should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCQB, any quotation of our Ember Warrants would be conducted in the “pink” sheets market. As a result, a purchaser of our Ember Warrants may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their Ember Warrants.

There is no assurance that investors in this Offering will receive a return on their investment.

There is no assurance that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read our Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, and should consult with their own advisors prior to making any investment decision with respect to the Ember Tokens and the Ember Warrants.

Our management will have broad discretion over the use of the net proceeds from this Offering.

Our management intends to use the net proceeds from this Offering to continue the creation and development of the Prometheum Network, to fund general operations, and for operating capital and reserves. Our management will have broad discretion in the application of the net proceeds and you will have to rely upon their judgment with respect to the use of the net proceeds. Our management may utilize the net proceeds in a manner in which you disagree. The failure by our management to apply these funds effectively could have a material adverse effect on our ability to launch our Prometheum Network and the Ember Tokens. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Once issued, secondary purchases and sales of Ember Warrants and Ember Tokens, when and if created and issued, may be limited by State Blue Sky laws, which may limit or prevent the formation of an active secondary market.

Since we do not currently intend to list the Ember Warrants or the Ember Tokens, when and if created and issued, on a national securities exchange, we will be required to comply with the Blue Sky laws for each State in which secondary trading is to occur. The State Blue Sky filing process can be time consuming and there can be no assurance that we will be able to successfully obtain Blue Sky clearance in all the States where investors reside. Investors residing in States where we have not received Blue Sky clearance will have limited ability to resell their Ember Warrants and Ember Tokens, when and if created and issued, in or from those States.

Holders of Ember Tokens could lose access to their Wallet Account or could lose access to their Ember Tokens.

Ember Warrant holders that acquire yet to be created Ember Tokens will be subject to the risk of unauthorized third parties gaining access to their Wallet Account through security breaches which could enable such third party to download the wallet account and potentially access the wallet account by deciphering or cracking the holder’s password. In such event, the holder may lose access to any Ember Tokens held in the wallet account and lose their entire investment. In addition, and an Ember Token holder may mistakenly send their Ember Tokens out of their Wallet Account in such a manner that they cannot recover their Ember Tokens. Further, Ember Token holders could lose their Ember Tokens through misplacing their private key/password. Further, if a holder does not maintain an accurate record of the holder’s password and loses the password to the wallet account, the holder will lose access to the Ember Tokens held in the wallet account, and, as a result, lose his or her investment.

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If we are able to create the Genesis Block and issue Ember Tokens, Ember Tokens sent to an incorrect wallet address may be difficult, if not impossible, to recover and may be permanently lost.

Ember Tokens sent to the wrong wallet address in some circumstances are unlikely to be recoverable and will likely be lost. It is unlikely Prometheum will have the ability to recover lost tokens, and investors in Ember Tokens must also accept the risk of permanently losing Ember Tokens sent to wrong wallet addresses. The occurrence of any such loss could have a material adverse effect on any affected holder of Ember Tokens and could reduce investor confidence in our network which would have a material adverse effect on our business.

If we are able to effect the issue of the Genesis Block of Ember Tokens, we intend to have trading data for Ember Tokens written to the blockchain which may make it difficult, if not impossible to correct trading errors in the Ember Tokens.

Since transactions executed through the Broker-Dealer/ATS will be recorded to the Prometheum Blockchain, it may be difficult or impossible to correct trading errors that might have been corrected prior to settlement under a typical T+3 system. Consequently, if the Genesis Block is issued, persons acquiring Ember Tokens must accept the risk that correction of any trading errors may be impossible. The occurrence of any such trading error could have a material adverse effect on any affected holder of Ember Tokens and could reduce investor confidence in our Prometheum Network which would have a material adverse effect on our business.

Risks Related to Blockchain

We may not be successful in developing clearance and settling mechanisms and procedures necessary for public trading of blockchain based Token Securities.

In order for securities to trade publicly, either through national exchanges, over-the-counter, or through other mechanisms, the intermediaries involved in executing such trades must have in place procedures and mechanisms for the prompt clearance and settlement of transactions. We are in the process of development clearance and settlement algorithms for Prometheum Blockchain based Token Securities and we cannot assure you that we will be successful in developing the necessary procedures and mechanisms or that the procedures and mechanisms we create will be deemed to meet the standards of the Federal Securities Laws including Exchange Act Rule 15c3-3.

We do not believe that there are any alternative trading systems approved by the SEC and FINRA for Token Securities and we cannot assure you that we will be successful in developing our Broker-Dealer/ATS.

We believe that our proposed Broker-Dealer/ATS dedicated to trading Token Securities is a new concept in that we are not currently aware of any similar alternative trading systems that have been approved by the SEC and FINRA. Since our Broker-Dealer/ATS is a new concept that will require the continued development and testing of new trading procedures, we expect the SEC approval process to be lengthy. Further, we cannot assure you that we will be successful in developing the Broker-Dealer/ATS or that the SEC will approve its alternative trading system application. If we are not able to develop our Broker-Dealer/ATS and implement systems to allow for trading of our Ember Tokens, when and if issued, and other Prometheum Blockchain based securities, then we will not be able to launch the Prometheum Network.

Distributed ledger technology is relatively new and we believe that the application of distributed ledger technology to securities clearing and settlement is novel to our proposed Prometheum Network, therefore, we have no experience operating such a securities platform.

We have limited experience applying distributed ledger technology to securities clearing and settlement. The creation and operation of a digital system for the public trading of Ember Token based securities utilizing a distributed ledger to enable members of the public to confirm that the blockchain underlying these securities has not been altered is subject to potential technical, legal and regulatory constraints. Any problems we, or the Broker-Dealer/ATS we have created, encounters with the operation of the Broker-Dealer/ATS platform, including technical, legal and regulatory problems, could have a material adverse effect on our business and plan of operations.

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Blockchains, including the Ember Token blockchain, are vulnerable to a variety of mining and network attacks.

As with other distributed ledger technologies, we believe that the Ember Token blockchain will be susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, selfish-mining attacks, and race condition attacks. Any successful attacks present a risk to our blockchain, expected proper execution and sequencing of Ember Token transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember Tokens. Although we intend to limit the risk of mining attacks by creating an appropriate consensus mechanism that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks.

Conventional trading systems have established processes and systems to identify securities and process trades. If we are not able to adapt these systems for use on our Broker-Dealer/ATS, then the Prometheum Network will not launch.

We believe that for crypto-securities to trade publicly, at least initially, they may be required to meet the same requirements as conventional securities. For example, securities that a publicly traded are identified by their CUSIP numbers which is a unique identifier for a security, and trading systems generally require the activities of transfer agents to process securities transactions. We cannot assure you that current trading systems will adapt to accommodate trading of crypto-securities or that crypto-securities can be designed to be functional on current trading systems.

The Prometheum Network involves new, unproven concepts and procedures for processing transactions on a blockchain and may ultimately prove to be unworkable.

As originally conceived, distributed ledger technologies were intended to publicly record all transactions on the blockchain. Conventional securities transactions however, are private in nature, particular if those securities being traded are held in street name. We are designing our Prometheum Network to include both private and public functionality. The public portion will have transactions in Token Securities validated on the Prometheum Blockchain and the private portion will provide Token Security holders with the ability to hold their securities privately, similar to street name securities. No assurance can be given that we will be successful completing the development of the Prometheum Network to allow public and private transactions.

Certain of our officers and directors may have a conflict of interest.

Martin H. Kaplan, our Chairman and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan and Benjamin S. Kaplan are Co-CEOs, and directors, and are Martin H. Kaplan’s sons who are both of counsel to GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

We are under common control with the Administrative Agent.

The Administrative Agent is a wholly owned subsidiary of Coincross, LLC (“Coincross”). Our Chairman and majority shareholder, Martin H. Kaplan is the managing member of Coincross and a holder of a majority of the voting member interests of Coincross. Accordingly, we and the Administrative Agent are under common control and are affiliates.

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PLAN OF DISTRIBUTION

This is a Regulation A, Tier 2 offering which we will conduct on a “best efforts, all-or-none” basis with respect to the Minimum Amount and a “best efforts” basis with respect to the Maximum Amount. The Ember Warrants will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A). The minimum investment amount for investors is $1,000 (1,000 Ember Warrants).

Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Ember Warrants in this Offering and all such Ember Warrants so purchased shall be counted toward the Minimum Amount and the Maximum Amount. Issuances of Incentive Ember Warrants, if any, shall not be counted toward the Minimum Amount but will be counted toward the Maximum Amount.

Determination of Offering Price

The Offering price and exercise price of the Ember Warrants have been determined by the Company’s management based upon perceived valuations and token economics to build a viable token ecosystem in a way which complies with the Federal Securities Laws.

Administrative Agent

We have entered into an Administrative Services Agreement with Manorhaven, a registered broker dealer, pursuant to which Manorhaven have agreed to act as the Administrative Agent for this Offering. As Administrative Agent, Manorhaven, will be responsible for oversight and administration of the subscription process, recordkeeping, escrow oversight, review of closing requirements and sending confirmations to investors.

Pursuant to the Administrative Services Agreement, Manorhaven shall receive an administrative fee equal to 2% of the gross proceeds of the Offering for such services, payable at each Closing of the Offering. Manorhaven will not solicit investments in the Company’s offering nor advise subscribers on suitability or advisability of such investments other than to assure that the terms of the Offering are complied with.

We have agreed to indemnify the Administrative Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Administrative Agent may be required to make in respect of such liabilities.

Escrow of Funds

We have executed an Escrow Agreement with Cross River Bank (the “Escrow Agreement”) pursuant to which Cross River Bank shall serve as the escrow agent (the “Escrow Agent”) in connection with this Offering. All monies collected from prospective purchasers of Ember Warrants will be held in a separate escrowed non-interest bearing bank account at the Escrow Agent (the “Escrow Account”) for the benefit of the investors in accordance with Rule 15c2-4 under the Exchange Act. All checks delivered to the Escrow Agent shall be made payable to “Prometheum, Inc., Cross River Bank, as Escrow Agent.” The Administrative Agent will instruct purchasers to transfer funds either directly to the Escrow Agent by wire transfer or by check payable to “Prometheum, Inc., Cross River Bank, as Escrow Agent.” The Administrative Agent shall deliver any funds it receives from prospective purchasers to the Escrow Agent by noon of the next business day. Funds will not be released to the Company until the Minimum Amount is raised. Once the Minimum Amount is raised, the Company may have an initial Closing and direct that the Escrow Agent disburse the funds in the Escrow Account. Thereafter, the Company may have additional Closings from time to time on any further amounts delivered to the Escrow Agent until the Termination Date.

The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received from prospective purchasers of our offered Ember Warrants and are delivered to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds.

Simultaneously with each deposit to the Escrow Account, the Administrative Agent shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to and deposited into the Escrow Account. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

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Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the Termination Date. If the Offering is withdrawn or canceled or terminated by us on or prior to the Termination Date, all such proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest-bearing account pending such time.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned promptly by the Escrow Agent to the subscriber, without interest or deductions. Generally, subscriptions for Ember Warrants will be accepted or rejected within three (3) business days after we receive them.

We have agreed to pay the Escrow Agent a fee for acting as Escrow Agent. The amount of the fee will vary depending on the number of investors that acquire Ember Warrants.

Offering Period

We expect to commence sales of the Ember Warrants within two trading days following the date on which the Offering Statement of which this Offering Circular is a part is qualified by the SEC (the “Qualification Date”). This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”).

The Ember Warrants will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial Closing (the “Initial Closing”) and release investor funds on deposit in the Escrow Account to the Company and deliver Ember Warrants to the investors account as described below. If we have not sold the Maximum Amount in the Initial Closing, the Offering will continue and we will have additional Closings on accepted subscriptions until the Termination Date. If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction.

Offering Documents

This Offering Circular and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.prometheum.com. Before committing to purchase Ember Warrants, each potential investor must consent to receive the final Offering Circular and all other offering documents electronically. Prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Ember Warrants.

Subscription Procedure

Following qualification of this Offering, Prospective investors who submitted non-binding indications of interest during the “test the waters” period, will receive an automated message from us indicating that the offering is open for investment.

In order to purchase Ember Warrants, a prospective investor must set up an account with the Administrative Agent and submit the information required for the Administrative Agent to perform AML, KYC and other due diligence. Once an investor clears the process, the investor will then be invited to complete the Subscription Agreement on our website. A form of the Subscription Agreement has been filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Subscription Agreements must be completed and electronically signed and delivered to us through our website and funds for the subscribed amount must be delivered in accordance with the instructions stated in the subscription agreement. Investors will specify whether they will provide the funds for their purchase of Ember Warrants via wire or ACH transfer.

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All payments for subscriptions will be delivered to the Escrow Agent as described in the Subscription Agreement. Prospective investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act, which is described more fully below. This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Subscription Agreement contains representations that the investor is either an “accredited investor” or that the amount being invested does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

The Subscription Agreements will be reviewed for completeness by the Administrative Agent.

Limitations on Your Investment Amount

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.”

For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing

We intend to file an application to have the Ember Warrants quoted on the OTCQB within sixty (60) days after we hold the final closing. No assurance can be given that the Company will be able to identify a broker dealer to commence a market in the Company’s Ember Warrants and or successfully file a Form-211 and such inability would prevent the Ember Warrants from trading on the OTCQB.

If and when issued, we do not expect to apply to list the Ember Tokens for trading on any securities exchange or quoted on the automated quotation system of any national securities association. We believe that, when and if issued, the Ember Tokens will trade on our Broker-Dealer/ATS.

You should be prepared to retain the Ember Warrants and, if issued, the Ember Tokens indefinitely and should not expect to benefit from or rely on any price appreciation.

It is intended that Ember Tokens held by our custodial broker-dealer StockCross on behalf of account holders will be traded solely within our Broker-Dealer/ATS. The account holders will do so by placing buy/sell orders on the ATS electronic auction and match opposing orders using traditional order matching logic (price, time priority) via the matching engine. Prometheum intends to allow other ATS platforms to trade Ember Tokens, but they will have to open an account as a broker dealer with our Broker-Dealer ATS and use an external gateway (i.e. FIX and/or other API) to enter trades on behalf of their accounts.

No assurance can be given that Ember Tokens will trade on any ATS or market.

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State Blue Sky Information

The holders of our Ember Warrants and the underlying Ember Tokens should be aware that there may be significant State Blue Sky law restrictions upon the ability of investors to resell their Ember Warrants and the underlying Ember Tokens. We intend to apply to have the Ember Warrants listed for trading on the OTCQB, we do not intend to have the Ember Tokens listed for trading. However, even if we are successful in obtaining a listing on the OTCQB for our Ember Warrants, State Blue Sky laws may cause any secondary market for the Company’s Ember Warrants to be a limited one.

The Company intends to apply to have its Ember Warrants and the underlying Ember Tokens qualify for secondary trading in various States, however, there can be no assurance that secondary trading will be allowed in all States in which investors reside.

Within five calendar days of the completion of this Offering, the Company intends to file a Form 8-A with the SEC to have its Ember Warrants registered under Section 12 of the Exchange Act and to be subject to the ongoing reporting requirements of the Exchange Act. Until such time as the Company becomes subject to the reporting requirements of the Exchange Act, we intend to comply with the ongoing reporting requirements of Regulation A and file annual reports on Form 1–K, semiannual reports on Form 1–SA, and current event reports on Form 1–U. We intend to submit filings to qualify the Ember Warrants for secondary trading in such States as determined by our management.

Foreign Restrictions on Distribution of this Offering Circular

We have not taken any action to permit the possession or distribution of this Offering Circular outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of the Ember Warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Circular in the relevant jurisdictions.

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, escrow agent, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development, build out and commercialization of the Prometheum Network, (ii) obtaining the requisite brokerage licenses in our Broker-Dealer ATS, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (c) the balance towards working capital and other corporate purposes. In the event that we sell less than the Maximum Amount, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, personnel sharing, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

Below is a table summarizing how we anticipate using the net proceeds of this Offering, after payment of the Administrative Agent fees and other estimated expenses of this Offering. As set forth in the table, if the Minimum Amount of Ember Warrants offered hereby are purchased, we expect to receive net proceeds of approximately $4,400,000 after deducting the Administrative Agent fees in the amount of $90,000 (2% of the amount sold in the Offering) and estimated fees for qualification of this Offering and other ongoing costs estimated to be $500,000 (the “Offering Costs”). If the Maximum Amount of Ember Warrants offered hereunder are purchased, we expect to receive net proceeds from this Offering of approximately $48,010,000, assuming issuance of 500,000 Incentive Ember Warrants for no consideration and deducting the Administrative Agent fee of $990,000 (2% of the amount sold in the Offering) and the Offering Costs. However, we cannot guarantee that we will sell any or all of the Ember Warrants being offered by us.

	If the Minimum Amount of Ember Warrants are Sold		If the Maximum Amount of Ember Warrants are Sold
Gross Proceeds	$5,000,000	(1)	$49,500,000	(2)
Administrative Costs	$100,000		$990,000
Fees for Qualification of Offering under Regulation A and other related ongoing costs (includes legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees)	$(500,000)		$(500,000)
Net Proceeds(3)	$4,400,000		$48,010,000

Prometheum’s intended use of the net proceeds is as follows:
Network Creation/Development	$1,000,000		$2,000,000
Brokerage Licenses/Entities	$500,000		$500,000
Legal/Regulatory Matters	$1,000,000		$3,000,000
Promotion/Marketing	$1,000,000		$5,000,000
Legislative/Regulatory Effort	$—		$5,000,000
Market/Investor Education/Information Companies	$		$5,000,000
International Inclusion	$		$7,500,000
Working Capital and General Corporate Purposes(4)	$900,000		$20,010,000
Total Use of Net Proceeds	$4,400,000		$48,010,000

(1)	Gross proceeds from the sale of the Minimum Amount of Ember Warrants.
(2)	Gross proceeds from the sale of the Maximum Amount of Ember warrants not including the 500,000 Ember Warrants reserved for issuance to the first 100,000 subscribers to the Broker-Dealer/ATS.
(3)	Assumes no cash commissions payable to selling agents.
(4)	Any unused funds will be added to Working Capital and General Corporate Purposes.

We believe that if we sell the Maximum Amount of Ember Warrants in this Offering, the net proceeds together with our current resources will allow us to operate for at least the next 24 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market, financing and/or regulatory conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

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DESCRIPTION OF BUSINESS

Our Company

We were incorporated in Delaware in September 2017 for the purpose of creating the Prometheum Network, which we are constructing within the framework of Federal and State securities laws through which (i) issuers desiring to issue Prometheum Blockchain based crypto-securities will have access to and a platform for investors desiring to purchase such Prometheum Blockchain based crypto-securities and (ii) investors owning Prometheum Blockchain based crypto-securities issued on the Prometheum Network may sell or trade such crypto-securities.

Our wholly owned subsidiary, Prometheum Ember ATS, Inc. (PEATS or Broker-Dealer/ATS), is a New York corporation which filed its Form BD to register as a broker-dealer with the SEC and is in the process of applying for membership in FINRA. PEATS intends to file an initial operation report on Form ATS with the SEC to operate as an alternative trading system. PEATS is intended to become if and when fully registered and authorized the Broker-Dealer/ATS for the Prometheum Network.

We have not commenced any operations and our activities to date have been devoted to developing the technology and infrastructure necessary to launch our Prometheum Network, which may never occur. Accordingly, investors should be aware that the descriptions in this Offering Circular of our proposed Prometheum Network and our Ember Tokens are speculative and subject to significant risks.

Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our Internet address is www.prometheum.com. You may obtain copies of our SEC filings through our website free of charge.

Overview

Our founders believe that blockchain protocol tokens are securities and as such their issuance and trading are subject to Federal and State securities laws.

On July 25, 2017, the SEC issued an investigative report that found that tokens offered and sold by a virtual organization known as The DAO were securities and therefore subject to the Federal Securities Laws. The SEC’s report confirmed that issuers of distributed ledger or blockchain technology-based securities, therein referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities under the Federal Securities Laws unless a valid exemption to registration applies. The report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in crypto-securities must register.

Our business plan consists of developing and launching a blockchain technology-based differentiated platforms designed to address the regulatory, legal, and liquidity challenges faced by others in the crypto-securities market, which we refer to as the “Prometheum Network,” that will (i) allow issuers seeking to raise capital through the creation and distribution of crypto-securities to conduct their offering in a securities law compliant way; and (ii) provide the infrastructure necessary to allow for secondary-market trading and processing of Prometheum Blockchain based crypto-securities, which we are developing with our strategic partner Wanxiang.

The contemplated Prometheum Network vision consists of the following:

•	Our platform for initial and follow on distributions of our SST crypto-securities (the “Regulation A Platform”) through which issuers will be able to offer and sell to the public SSTs issued via “Smart Security OfferingsTM” (“SSOs”) controlled by smart contracts.

•	Our alternative trading system for secondary market trading of crypto-securities (the “Broker-Dealer/ATS”) operated by Prometheum Ember ATS, Inc. (“PEATS”). PEATS has filed an application pending with FINRA for membership as a broker-dealer and intends to file an initial operation report on Form ATS with the SEC to operate as an alternative trading system. PEATS intends to operate as the Broker-Dealer/ATS for compliant purchasing, trading, clearing and processing of crypto-securities through the Prometheum Network.

•	Our blockchain based digital master wallets (“Wallets”). When a potential customer wants to open an account with Prometheum, they complete the online investor application and submit this information for review. Upon submission, the customer’s data is automatically submitted to IdentityMind, our third-party service provider, for anti-money laundering and know your customer (“AML/KYC”) checks and verifications. Upon passing AML/KYC, a Wallet account will be created for the customer and the customer will be directed to the deposit page. This page allows them to input their banking information in order to wire/ACH money into their Wallet account at PEATS’ clearing firm. Once the Wallet account is funded, customers will be able to either (a) make an investment in a primary issuance on the Broker-Dealer/ATS, or (b) trade on the Broker-Dealer/ATS.
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•	Our “Digital Clearing Firm” (StockCross) which will utilize blockchain protocol based procedures for (i) clearing and settlement of crypto-securities transactions and (ii) custody of crypto-securities. Prometheum intends to settle crypto-security transactions once daily so the customers’ master wallet will reflect their current crypto asset (crypto-securities and currency). This is similar to how the Depository Trust and Clearing Company holds securities on behalf of its broker dealers and tracks the transfer of ownership through their electronic book-entry system.

•	The “Prometheum Blockchain” which will use the Practical Byzantine Fault Tolerance (“PBFT”) consensus algorithm in order to provide a balance between performance and distributed reliability. We believe PBFT provides protection against manipulation and against failure of nodes in a distributed system.

•	Our own blockchain protocol crypto-securities tokens engineered for use on the Prometheum Network which we refer to as “Ember Tokens” (which is the first SST) will provide the basis for issuer crypto-securities offered through the facilities of the Prometheum Network. It is intended that the Company’s Ember Token will trade as “MBRTM”. The Ember Tokens, when and if issued in exchange for the Ember Warrants will function as a utility token, Prometheum’s native currency, and a security. Blockchain functionality is being developed by the Company in consultation with the Company’s strategic partner Wanxiang. The technology architecture and intended processes have been agreed to in principle and development of our blockchain technology with Wanxiang is ongoing. For the last updated description of the development of the Prometheum Network see the Company’s White Paper.

•	Prometheum Blockchain miners/validators who will earn Ember Tokens.

Timing

Proceeds from this Offering, our sale of securities to HashKey and from a concurrent Reg D/Reg S Offering that we are conducting, has been and will be used to fund the ongoing creation, development, testing and completion of all of the elements of the Prometheum Network. As of the date of this Offering Circular, we have sold $2,370,000 of Ember Warrants in our Reg D/Reg S Offering. We expect that the full development process of the Prometheum Network will take up to 12 months from the date of this offering.

We expect that at least until the date that the Offering Statement, of which this Offering Circular is a part, is qualified, our efforts will be focused upon raising funds in the Reg D/Reg S Offering, continued development of our blockchain structure with our strategic partners and joint venturers HashKey and Wanxiang and qualification of the Offering Statement of which this Offering Circular is a part. Thereafter, during the one year period, if and assuming the Offering Statement is qualified, we expect to;

•	conduct this Offering;
•	continue development of the Prometheum Network;
•	hire personnel;
•	develop the Prometheum Blockchain pursuant to our Technology Agreement with HashKey and Wanxiang and its affiliates;
•	finalize procedures for processing, mining and/or validation of Ember Tokens, which are intended to be the basis of the Prometheum Network and through which issuers will create their Prometheum Blockchain based crypto-securities;
•	complete the qualification of the Broker-Dealer/ATS;
•	develop clearing and custody mechanisms with our clearing firm StockCross to effectuate the Prometheum Network; and
•	create the Genesis Block.

During the ensuing one year period following the Qualification Date, we expect to conduct this Regulation A Offering and to continue developing the Prometheum Network, hiring personnel and developing the Ember Token blockchain. If our initial development efforts are successful, we will commence testing and completion of the elements of the Prometheum Network.

Thereafter, in the later part of the second half of 2019, we hope to launch the Prometheum Network and to create the Genesis Block and initiate the Ember Token activities. After the Genesis Block is created, Ember Warrant holders may exercise their Ember Warrants for Ember Tokens.

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Technology and Software Development

The Company entered into a Technology Agreement with HashKey and Wanxiang whereby they have agreed to provide the Company with certain (i) technology including, but not limited to, blockchain and trading software, relating to the operation of the Company’s Broker-Dealer ATS and the Company’s proposed business and operations (the “Technology”), and (ii) certain development services relating to the technology, its implementation and use.

The scope of the Technology and development services provided by HashKey and Wanxiang include:

-	Complete work on a system designed and developed with the Company and in a manner agreed to with the Company in order to achieve the Company’s goals as set forth in the Company’s system diagrams including, but not limited to systems diagrams provided by the Company to HashKey and Wanxiang on September 14, 2018, and more generally in the White Paper.

-	Implement blockchain technology to meet the Company’s overall systems design that may include original work, extensions, or modifications to existing (e.g. including but not limited to BCOS) systems.

-	Provide a trading system backend suitable for the Company’s requirements as set forth in the company’s system diagrams including, but not limited to, system diagrams provided by the Company on September 14, 2018, and more generally in the White Paper.

-	Provide support, documentation, test systems and any relevant tools required for Prometheum to implement a trading front end using HashKey and Wanxiang provided and developed trading backend.

-	Provide completed work and technologies that are free from licensing or intellectual property limitation or impairments to use.

-	Where restrictive open source licenses have been incorporated into the technology provided by HashKey and Wanxiang, (disclosed to the Company in advance) and where those licenses prevent modification (e.g. GPL) their use is considered as part of the overall system design agreed with the Company.

-	Agree to provide access to technology, designs, and systems that are suitable and sufficient in their use and operation for compliance requirements as defined by the Company.

-	Agree that any intellectual property developed by HashKey and the Company will be owned by the Company and that the Company will have the unfettered right to use all updates, changes to systems and software provided by HashKey.

-	All licenses and rights to use granted the Company, unless otherwise agreed shall be perpetual.

The Technology Agreement provides for the transfer and assignment to the Company of HashKey’s proprietary blockchain technology and other ATS trading technology. The Technology Agreement also provides for a one (1) year royalty-free, license to use HashKey’s company’s hot/cold wallet storage software system. The Technology Agreement also provides for the provision of ongoing technology development support from HashKey, including the Company’s network blockchain development, ATS trading system code and system development support (including, but not limited to, matching engine and market data components), and Ember token economic model design support.

Prometheum Network Overview

As currently envisioned, the Prometheum Network will provide a structure for a compliant means of creating, issuing, purchasing, trading, clearing and processing of crypto-securities. The proposed Prometheum Network will consist of participants in a distributed ledger technology-based securities network to create individualized wallet accounts for holding crypto-securities for use on a smart contract enabled Prometheum Blockchain at StockCross as introduced by Prometheum’s broker-dealer(s).

The Prometheum Network will be engineered in cooperation with HashKey and its affiliates’ network of blockchain technology and building resources. In order to comply with regulatory requirements, the Prometheum Blockchain is a permissioned blockchain network. A permissioned blockchain requires an invitation that must be validated by a set of rules put in place by the network and/or by a network administrator in order to become a unique electronic participant on the network. Permissions restrict who is allowed to participate in our network, and what type of transactions they are allowed to do. These permissions are controlled by using a combination of traditional database mapping/entitlements, and smart contracts. A unique electronic identity is used within every transaction on the Prometheum Blockchain for every Prometheum account holder. This electronic identity (account number) is assigned when they open an account with Prometheum’s broker-dealer after they have successfully completed the online registration and review process for introduction to our clearing firm StockCross, on a fully disclosed basis.

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Through the Prometheum Network, issuers will have the ability to conduct offerings of crypto-securities, and to issue their crypto-securities as a separate token on top of the Prometheum Blockchain through our Broker-Dealer/ATS. We expect that trades will be written to the Prometheum Blockchain and transaction costs will be paid by both sides of the transaction with bits of Ember Tokens and/or fiat currency. We intend for the Broker-Dealer/ATS to provide issuers with the ability to conduct their Prometheum Blockchain based crypto-securities offerings either pursuant to Regulation A, Regulation D (or a combination thereof), or in an offering registered under the Securities Act.

See the Prometheum, Inc. White Paper.

Below is a schematic diagram describing our proposed Prometheum Network.

We have developed a technical solution to allow for customers to create individualized smart contract master wallet accounts for holding crypto-securities at a digital clearing firm while maintaining confidentiality of customer account details.

Customer master wallets will ensure that smart contract functionality is operative in relation to the specific account.

Prior to the issuance of the Genesis Block, Prometheum will seek SEC permission for Prometheum’s Blockchain to serve as the custodian for transfer records of the Ember Tokens. In the event that the Commission does not grant such authority it may be necessary for Prometheum and or a new subsidiary to file to become a transfer agent with the SEC or alternatively to contract with a third party provider.

Broker-Dealer/ATS

PEATS, which intends to operate the Broker-Dealer/ATS, has filed an application pending with FINRA for membership as a broker-dealer alternative trading system and intends to file an initial operation report on Form ATS with the SEC. The Broker-Dealer/ATS is intended to function as an alternative trading system for compliant purchasing, trading, clearing and processing of crypto-securities through the Prometheum Network introduced to its clearing firm StockCross.

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The Broker-Dealer/ATS will introduce those who open accounts for the purchase and sale of Ember Tokens or other Prometheum Network issued crypto-securities and facilitate other broker-dealers who introduce their customers to engage in secondary transactions of our Ember Tokens or other Prometheum Network issued crypto-securities through the Broker-Dealer/ATS to StockCross its Digital Clearing Firm on a fully disclosed basis.

The Broker-Dealer/ATS, is intended to provide (i) account creation services, for issuers and investors, (ii) a platform through which issuers can raise capital through the issuance of crypto-securities, (iii) distribution services, (iv) a facility for secondary market trading of crypto-securities issued on our platform, and (v) clearing and settlement services for such transactions in crypto-securities through our introduced digital clearing firm StockCross.

We also intend to develop software that will allow qualified third-party broker dealers to tie into the Broker-Dealer/ATS and offer their clients access to crypto-securities investments.

The Broker-Dealer/ATS is intended to provide the following functions and services to participants using the Prometheum Network.

Opening of Crypto-Security Wallet/Account Creation

Prometheum Blockchain
Ember-X protocol and smart contracts
Ember-X Smart Contracts
Prometheum Wallets
Issuer
Clearing / Settling
Placement Agent / clearing
ATS
Investor
Record of SST Holders
Investor/User (of SST tokens on blockchain)
Distribute SST
Settlement
Execute Trade
Move SST between Master and Personal Wallets
Move non-tradable SST between Personal Wallets
Blockchain transfer agent services
Master Wallets
Managed by Clearing Firm based on Broker Dealer accounts
Personal Wallets
Managed by individual users

It is intended that participants wishing to access the Prometheum Network to invest in crypto-securities will be required to establish an account and create a crypto-security wallet account with StockCross. Each wallet account will be created via a smart contract through which Prometheum intends to accomplish certain compliance functions, including KYC compliance and AML compliance. Further, it intends other traditional brokerage back-office functions to be performed through smart contract applications. Additional information can be associated with each participants wallet account and that information can be used by smart contracts on the Prometheum Blockchain to limit the permissions of that particular participant. For example, if an investor qualifies as an accredited investor residing in the State of New York, such investor will not be subject to investment limits and will be limited to investing in offerings qualified in New York State. All wallet accounts are intended to be held for 15c-3-3 custody and control purposes by StockCross.

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We anticipate that the costs associated with the creation and management of participant wallet accounts will be paid for with Ember Tokens and written to the Prometheum Blockchain. More user accounts and related activity on the network requires more data to be written to the Prometheum Blockchain.

A general purpose smart contract allows network participants to interact with each other via an abstract interface (a smart contract) for a specific purpose. General purpose smart contracts deployed to the Prometheum Blockchain and can interact with SSTs (including Ember Tokens) held in personal wallets. SSTs held in personal wallets are the equivalent of certificated securities. By implementing a transfer system for SSTs between master and personal wallets we are able to provide functionality for Ember Tokens in general purpose smart contracts when the Ember Token is stored in a personal wallet. By moving tokens from a master wallet to a personal wallet, individuals can interact with general purpose smart contracts. Both the general purpose smart contracts and the base Ember Token functionality understand the same system (e.g. ledger) of token balances, though only the latter can perform crypto-securities transactions (and relies on tokens being held in a regulated master wallet).

A smart contract is not created for each wallet account. Any Smart Contracts used for securities transactions on the Prometheum Network are internal to the implementation of confidential transactions involving master wallets. Should general purpose smart contracts be available they would only allow interactions with personal wallets (and as such not relate to transactions occurring on the Broker-Dealer/ATS or held for custody and control purposes at StockCross, the clearing firm), not held within the brokerage firm nor subject to safekeeping and custodial securities rules. Master wallets are issued by the StockCross clearing firm based on instructions from the Broker-Dealer/ATS and cannot directly be controlled by customers. Customer’s personal wallets are in the customer’s total custody and control and are not subject to any broker-dealer responsibility.

Whether or not an investor meets the requirements to be an accredited investor is intended to be manifest in a user’s Master Wallet, the available functions of which are ultimately controlled by the introduction of accounts to StockCross. Changes to an individual’s accredited investor status would result in a restriction to what transactions their Master Wallet will be qualified to transact.

Creation and Issuance of Crypto-Securities through the Prometheum Network

Issuers seeking to raise capital through a crypto-securities offering will be required to establish accounts and set up a Wallet Account. We intend to set up the Prometheum Network so that issuers seeking to raise capital through a crypto-securities offering will create their crypto-securities using the Ember-X protocol with tools provided by Prometheum. We believe that Ember Tokens will be the first security token based on the Ember-X protocol. New issuer’s will not need to own Ember Tokens in order to create their security token.

Issuers will make disclosure documents available on the new issue platform of the Prometheum Network (a central place where issuers complete due diligence, build their token and provide information to prospective investors).

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Secondary Market

Prometheum’s Broker-Dealer/ATS is intended to create a marketplace for secondary market trading of issuer Prometheum Blockchain based crypto-securities. Furthermore, we intend for third party issuers that have compliantly issued crypto-securities on another blockchain to be able to list their tokens through the use of derivative issuances on our Broker-Dealer/ATS through smart contracts tied with the third party blockchain that will be integrated into Prometheum’s back end. All crypto-securities are intended to be traded over the Prometheum Blockchain and held in electronic wallets. All trades on the Prometheum Network are intended to be validated and written to the Prometheum Blockchain and transaction costs are intended to be paid with bits of Ember Tokens. Prometheum believes that secondary market trading of Ember-based issuer crypto-securities as well as the introduction of third-party service providers (BDs, investment banks, etc.) will significantly increase network activity on its blockchain, thus creating a flourishing ecosystem for all securities related crypto-securities activities on the Prometheum Network.

The Prometheum Network will in a later phase enable broker-dealers to tie into the Broker-Dealer/ATS to offer their respective clients, through their existing brokerage accounts, access to secondary market trading of Prometheum Network issued crypto-securities. Some of these third parties are anticipated to share in token and/or fiat currency earnings.

The Broker-Dealer/ATS will use a maker/taker model for its charging/paying those providing or taking liquidity. To incentivize initial trading activity on the Prometheum Network, the Broker-Dealer/ATS may waive any fees or increase payments to increase liquidity.

Clearing & Settling

Processing of secondary market trades of crypto-securities through the Prometheum Network will be conducted by our Broker-Dealer/ATS introducing its business on a fully disclosed basis to its digital clearing firm StockCross. StockCross will segregate customer funds and crypto-securities, in compliance with SEC Rule 15c3-3. Prometheum has submitted to the SEC a “No Action Request” with respect to the treatment of custody and segregation of customer crypto-securities pursuant to Exchange Act Rule 15c3-3 (the “Customer Protection Rule”). All transactions in crypto-securities occurring at the Broker-Dealer/ATS will be introduced to the Digital Clearing Firm on a fully disclosed basis. A record of all transactions and activity conducted on the Broker-Dealer/ATS will be written to the Prometheum Blockchain to ensure compliant record keeping and processing. The clearing of Ember Tokens through the Prometheum Network’s ecosystem will allow for same day settlement as the trades effectuated on Prometheum’s Broker-Dealer/ATS will settle through Prometheum’s introduction to its clearing firm StockCross which will only allow accounts to trade on the Broker-Dealer/ATS who have an approved account with StockCross. Further, Prometheum believes that as transactions are written to the Prometheum Blockchain, activity on the Prometheum Network will increase.

The Ember Tokens

Overview

We are creating our Ember Tokens to function as the fungible value source for the Prometheum Network. We believe, of which no assurance can be given, that the operation of the Prometheum Network will function as the value driver of the Ember Tokens (or derivative securities exercisable or exchangeable for Ember Tokens) by creating supply and demand avenues as set forth in the following schematic:

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We believe that the value of Ember Tokens will primarily be a function of supply and demand, therefore more activity on the Prometheum Network should result in increased demand for Ember Tokens.

Supply of Ember Tokens

The overall supply of Ember Tokens available to the Prometheum Network is 270,000,000 tokens, all created in the Genesis Block and thereafter, through mining/validation, rewards and attrition, additional issuances to contributors/advisors, and Ember Token supply policies designed to control deflationary pressure and stability.

The Ember Token Genesis Block

We intend to create the Genesis Block, consisting of 270,000,000 Ember Tokens, contemporaneously with the launch of the Prometheum Network. The Genesis Block will be reserved for issuance to Ember Warrant holders and to various contributors, advisors, service providers, and network participants in the incentive pool. Assuming the Maximum Amount of Ember Warrants is sold in this Offering, and in the Reg D/Reg S Offering, we expect the Genesis Block to be allocated as follows:

•	80,000,000 Ember Tokens (representing approximately 29.6% of the Genesis Block) will be reserved for issuance upon exercise of Ember Warrants issued in this Offering and the Reg D/Reg S Offering.

•	35,000,000 Ember Tokens (representing approximately 13% of the Genesis Block) will be reserved for issuance upon exercise of Ember Warrants issued to founders/promoters, which we refer to as “Founders” who have made significant contributions, financial and technological, to Prometheum, Inc. and its efforts to create the Prometheum Network.

•	2,000,000 Ember Tokens (representing approximately 0.7% of the Genesis Block) will be reserved for issuance upon exercise of Seed Ember Warrants issued to Martin H. Kaplan, our initial CEO and now Chairman, for his initial contributions.

•	10,000,000 Ember Tokens (representing approximately 3% of the Genesis Block) will be reserved for contributors/advisors.

•	135,000,000 Ember Tokens (representing approximately 50% of the Genesis Block) reserved for distribution to network participants in an incentive pool.
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In the event that the total amount of Ember Warrants offered in this Offering and the Reg D/Reg S Offering are not sold or if selling agents are not engaged, or contributors/advisors not rewarded, then we intend to conduct additional offerings of Ember Warrants so that the Genesis Block of 270,000,000 Ember Tokens will be ultimately issued and outstanding.

Restrictions on Ember Tokens issued to Founders

All Ember Tokens allocated to Founders will contain vesting provisions with an anticipated minimum of 2 years to a maximum of 5 years to be determined by the Board of Directors.

Future Ember Token Supply

Following the launch of the Prometheum Network and the creation of the Genesis Block, the number of issued and outstanding Ember Tokens will generally be increased through incentives, additional distributions to contributors/advisors, and through other Prometheum Network activity. The number of circulating Ember Tokens may be decreased through holders losing Ember Tokens, or Wallet Accounts and other forms of attrition.

Ember Token Incentive Model

135,000,000 Ember Tokens created in the Genesis Block will be reserved in an incentive pool to promote growth and activity on the Prometheum Network. The Ember Token incentive pool allocation will be distributed as commercial and network incentives. Commercial incentives will be used to incentivize users to participate in financial services related activity (ex. issuance, trading, clearing). Network incentives will reward validators/stakers with additional Ember Tokens (in addition to the transaction fees) to promote network adoption and staker validation of executed trades and other Prometheum Blockchain activities.

Ember Token Supply Mechanisms

We believe that the two primary drivers behind the creation and distribution of additional Ember Tokens will be (a) distributions to contributors and advisors and (b) incentive pool distributions to network participants. Following the creation of the Genesis Block we intend to optimize network adoption through incentive token distributions to validators and other network participants.

Ember Token Burn Program

The Company’s Board of Directors intends to establish a plan pursuant to which 10% of its annual profits, if any, will be allocated to purchase in the open market and over time remove from circulation up to a maximum of 135,000,000 of its issued and outstanding Ember Tokens (the “Burn Program”).

The Company intends to conduct the Burn Program in accordance with Rule 10b-18 of the Exchange Act, and accordingly, will engage Manorhaven, a registered broker dealer, to manage the Burn Program. In addition, the Company will adopt a 10b5-1 Plan under which Ember Token purchases will be made. Under the terms of the 10b5-1 Plan, effective on the date that the Company publicly reports an annual profit, in an annual report on Form 10-K or if applicable Form 1-K, or through a press release if they Company is not subject to the reporting requirements of the Exchange Act or Regulation A, 10% of the reported profits will be used to effect open market purchases under the Burn Program during the following 12 months on a monthly basis.

There is no set number of Ember Tokens that must be purchased in any given fiscal year and, for years that the Company does not report a profit, there will be no Ember Tokens purchased under the Burn Program. The Burn Program will terminate once the total number of Ember Tokens purchased and burned equals 135,000,000 Ember Tokens.

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Description of Property

The Company owns no real property. It currently leases office space from Gusrae Kaplan Nusbaum PLLC at 120 Wall Street, New York, NY 10005 pursuant to an oral lease of $5,000 a month which is subject to periodic review and change.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Employees

As of March 26, 2019 we have four full time employees and two independent contractors.

Recent Events

During October 2018, the Company bought the domain name Prometheum.com for a total cost of $71,842.

On October 25, 2018, we entered into a Binding Term Sheet with HashKey and thereafter, on December 14, 2018 entered into a definitive Stock Purchase Agreement with HashKey whereby Hashkey bought 68,875,000 shares of common stock (29%) of the issued and outstanding common stock of the Company and 10,150,000 warrants for $12,000,000 consisting of cash in the amount of $3,000,000 and $9,000,000 of technology and related services. In such capacity HashKey has been designated as a “Founder” of the Company and will share in Founders’ warrants exercisable to purchase Ember Tokens allocated to Founders, proportionate to Hashkey’s 29% ownership interest of the Company’s common stock. A copy of the Purchase Agreement is attached as an exhibit to the Offering Statement of which this Offering Circular is a part. In connection with such purchase, effective December 14, 2018, the Company and Wanxiang entered into a Strategic Partnership and Joint Development Agreement, the Company, HashKey and Wanxiang entered into a Technology Agreement, and the Company, HashKey and certain other investors entered into an Investor and Founders Rights Agreement. Pursuant to the Investor and Founders Rights Agreement, HashKey was granted the right to purchase shares of our yet to be created Series A Preferred Stock convertible into that number of shares of our common stock equal to 10% of then issued and outstanding common stock, on a fully-diluted basis, for $12,500,000 exercisable for 30 days following FINRA approval of PEATS’ new member application to operate as a broker-dealer alternative trading system and filing an initial operation report on Form ATS.

On January 25, 2019, the Company entered into a Commitment Letter with StockCross for StockCross to provide our Broker-Dealer/ATS with settlement, clearance, custody and control services as the Company’s digital clearing firm.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 8, “Forward-Looking Statements” starting on page ii, and elsewhere in this Offering Circular. Please see the notes to our financial statements for information about our significant accounting policies.

Plan of Operations

We were incorporated in September 2017 and since such time our operations have consisted solely of capital, raising and related activity and developing and building out the Prometheum Network. We have received no revenues from operations since our inception.

As of March 26, 2019, we have raised $2,370,000 in our Reg D/Reg S Offering. In addition, our Chairman and founder, Martin H. Kaplan contributed $10,000 in cash to us and advanced funds to pay various costs incurred by us. Mr. Kaplan also provided administrative services and support without cost to us. Commencing October 1, 2018, Prometheum entered into an oral month to month sublease with GKN at a rate of $2,500 per month, which commencing in January 2019, such monthly lease payment was increased to $5,000. GKN has also been paid certain legal fees and reimbursed for payroll costs of Aaron L. Kaplan, our Co-CEO who continues to devote his full time to the affairs of the Company (see Certain Relationships and Related Party Transactions on page 38).

In December 2018, we sold 68,875,000 shares of common stock and 10,150,000 founder ember warrants for $12,000,000 consisting of $3,000,000 cash and $9,000,000 in technology and related services to HashKey.

Following the qualification of this Offering, assuming we sell at least the Minimum Amount, our plan is to utilize the net proceeds of this Offering to structure the Prometheum Network components we have and to acquire and/or create the various other necessary components of the Prometheum Network, including the Broker-Dealer/ATS and to continue the development, build-out and, thereafter, the commercialization of the Prometheum Network. We currently believe that assuming we sell the Maximum Amount, the net proceeds thereof together with the remaining proceeds received from the sale of our Warrants in our Reg D/Reg S Offering, will be sufficient to fund our developmental operations for an estimated 24 months (12 months if we sell the Minimum Amount).

Results of Operations

During the nine month period ended September 30, 2018, we generated no revenue and incurred operating a net loss of $514,420. For the period from September 18, 2017 (inception) through December 21, 2017, we generated no revenue and incurred a net loss of $55,787.

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Liquidity and Capital Resources

To date, we have had no revenue and generated negative cash flows from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including, but not limited to: the success of this Offering, the progress of our development efforts with Hashkey and its affiliates and the time it takes for the Prometheum Network to be up and running.

As of September 30, 2018, we had cash of $1,734,463 and an accumulated deficit of $570,209. As of December 31, 2017, we had assets, consisting of cash of $9,994 and an accumulated deficit of $55,787. Our cash balances as of September 30, 2018 and December 31, 2017 were derived from investing activities.

Our business does not presently generate any cash. We believe that if we raise the Maximum Amount in this Offering, we will have sufficient capital to finance our operations for the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24 month period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Subsequent Event

In December 2018 we sold 68,875,000 shares of Common Stock and 10,150,000 Ember Warrants for $3,000,000 in cash and technology and related services valued at $9,000,000. In January 2019, we engaged BDO USA, LLP to review the technology and services that we received and to provide us with a third party valuation.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office(1)	Approximate hours per week for part-time employees
Executive Officers:
Martin H. Kaplan	Chairman and Director	68	September 2019	As needed
Aaron L. Kaplan	Co-Chief Executive Officer, Chief Financial Officer, President, Secretary, Director	35	September 2019	N/A
Benjamin S. Kaplan	Co-Chief Executive Officer, Chief Regulatory Officer, Director	30	September 2019	N/A
Alex Shapiro	Chief Strategy Officer			N/A
Gareth Jenkins	Chief Technology Officer			N/A

Directors:
Dr. Xiao Feng	Director	57	September 2019	As needed
Jerry Schneider	Director	73	September 2019	As needed

(1)	Our directors each serve until the next annual meeting of our shareholders.

Martin H. Kaplan

Martin H. Kaplan (“Marty”) is the Managing Partner of Gusrae Kaplan Nusbaum PLLC, a law firm he co-founded in 1975, and is recognized as one of the premier securities and regulatory attorneys in the United States. Marty brings over four decades of experience litigating highly sophisticated securities matters before federal and state courts, and regulatory bodies. Marty represents a broad range of participants in the financial services industry in regulatory and enforcement matters, internal and law enforcement investigations, negotiating complex settlements with FINRA and the SEC. Since 2014 Marty has served as the Managing Member of Coincross LLC, the parent company of Manorhaven Capital, LLC. From 2008 to 2016, Marty served on the board of directors of P2W, Ltd., an Israeli corporation specializing in water remediation. Marty earned his law degree from New York Law School and his BA from the City College of New York.

Aaron L. Kaplan

Aaron L. Kaplan (“Aaron”) was an attorney with and currently is of counsel to Gusrae Kaplan Nusbaum PLLC, where he focused his practice on the applications of distributed ledger technology in the securities industry, and the related regulatory issues. He is now full-time co-CEO of the Company. Since 2016, Aaron has served as the Managing Member of EquityArcade Services LLC, a technology provider focused on online capital formation solutions. Prior thereto, he served as Managing Member of EquityArcade LLC, a Title III equity crowdfunding platform. In 2015, Aaron was a co-founder of Deckbound LLC, a blockchain video gaming and digital asset technology company. From 2007-2008 Aaron was an associated person with StockCross Financial Services, Inc., a broker-dealer, where he held Series 7, 63, 55, 4, 24, 27 and 53 securities licenses. In August 2018, Aaron was a keynote speaker at a blockchain symposium held in Hong Kong and in September 2018 in Shanghai. Aaron received a BA from the University of Wisconsin and a JD degree from Thomas Jefferson School of Law. Aaron is a member of the New York State Bar.

Benjamin S. Kaplan

Benjamin S. Kaplan (“Benjamin”) was a Partner and is now of counsel to Gusrae Kaplan Nusbaum PLLC. At Gusrae Kaplan, Benjamin practiced securities, corporate and commercial law, with a specific concentration on FINRA and enforcement and regulatory matters. Benjamin gained experience in broker-dealer and clearing firm regulatory compliance, building and operating broker-dealers, corporate structuring, guiding foreign owned U.S. broker-dealers and other broker-dealer related areas. Benjamin is also a member of the Board of Directors of Driver Partners, an automated platform for drivers in the ridesharing industry. Benjamin previously sat on the Board of Directors of Set the Set, a data collection company specializing in the music industry. Benjamin received a B.A. from the University of Hartford in 2010 and a J.D. from Thomas Jefferson School of Law in 2013. Benjamin is a member of the Bar of the State of New York.

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Gareth Jenkins

Gareth Jenkins (“Gareth”) is an expert systems developer and blockchain technologist. Gareth has created some of the earliest examples of blockchain game applications and associated technologies. His Bitbind protocol (2014) addressed and solved the problem of digital asset creation on a transactional blockchain. The Deckbound card system (2015) demonstrated one of the first uses of blockchain for a video game. Gareth’s background is as a systems architect, developer/designer, studio lead, consultant and adviser for various platforms, video games and technologies. Gareth is a self-taught expert in systems design, software engineering and operations infrastructure. He studied UK A-A* standard GCSEs, as well as A-levels at Sandbach School in Cheshire, UK (1992-1997). He has also independently studied mathematics computer science and artificial intelligence at a degree and post-degree level at the Open University in the UK. From 1998 to 2006, Gareth served as Systems Director, BSS UK where he designed, developed and managed a web-based application for risk assessment and management for the UK commercial insurance sector. From 2006 to 2014, Gareth was the Founder, Managing Director of Productivity Balloon Ltd. running a software development studio specializing in cross-platform video games development and multiplayer of infrastructure. From 2012 to 2013, Gareth was CTO of Beluga Learning Ltd. where he designed and developed technologies for cognitive learning of mathematics through games and multi-user applications with big-data analytics. From 2015 to present, Gareth is the founder & CEO of Deckbound LLC where he created and built blockchain technology for digital items and their use in skills-based video games.

Dr. Xiao Feng

Dr. Xiao Feng (“Dr. Xiao”) is the Chairman of HashKey, Vice Chairman and Executive Director of China Wanxiang Holding Co., Ltd., and the Chairman and CEO of Shanghai Wanxiang Blockchain Inc. Dr. Xiao received his bachelors degree from Jiangxi Normal University and his PhD in economics from Nanhai University. Dr. Xiao has over 25 years experience in China’s securities and asset management industry. Dr. Xiao was one of the earliest evangelists and promoters of blockchain technology in China. Dr. Xiao is a worldwide recognized ideologist and blockchain community leader worldwide and developer of blockchain businesses throughout the world. Dr. Xiao was an early participant and sponsor of the Ethereum project. Under Dr. Xiao’s direction various affiliates have been funded and incubated in more than 50 blockchain projects throughout the world.

Jerry Schneider

Jerry Schneider (“Jerry”) is a certified public accountant and has over 40 years of relevant accounting experience. Jerry is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Jerry was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately 20 professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. From January 2011 to November 2017, Jerry was a Partner, Partner Emeritus and Senior Consultant at Marks Paneth LLP. Jerry has now retired from Marks Paneth LLP. Jerry’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry and private educational institutions. Jerry is a board member and is Chairman of the Audit Committee for Siebert Financial Corp., a NASDAQ listed securities brokerage Company which pioneered discount brokerage approximately fifty years ago. Jerry also is a board member of the Fiduciary Trust International South, Inc., and serves as a member of its audit committee.

Alexander Shapiro

Alexander Shapiro (“Alex”) is currently the Chief Strategy Officer at Prometheum. Prior to Prometheum, Alex spent the last 12 years working in the financial technology space where he created and oversaw multiple projects related to high frequency trading, platform design, algo/SOR design and automated trading. He is also the founder and CEO of Rain River Inc., a consulting company specializing in management, technology, and strategy related advisory services for small to mid-tier financial services firms. Rain River has led consulting projects for numerous companies. Alex was also the founder and former Chief Strategy Officer at VeePiO, a social mobile app. Alex was the managing director at Singularity Technology Solutions (“STS”), an HFT software company. Prior to joining STS, Alex spent six years as a licensed representative and was a managing director at a high frequency trading and technology focused FINRA registered broker dealer. Alex was born in Leningrad, Russia and grew up in NYC. Alex attended The New York University Stern School of Business undergraduate program.

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Certain Relationships

Martin H. Kaplan is the father of Aaron L. Kaplan and Benjamin S. Kaplan.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or
•	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. At such time as the Board determines to establish committees, then each board committee, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected and qualified.

Board Committees

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees at this time because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacities in which compensation was received	Cash Compensation ($)	Other Compensation ($)		Total Compensation ($)
Martin H. Kaplan	Chairman and Director	$0	$49,672	(1)	$49,672
Aaron L. Kaplan	Co-Chief Executive Officer, Director	$240,000	$0		$240,000
Benjamin S. Kaplan	Co-Chief Executive Officer, Director	$240,000	$0		$240,000
Alex Shapiro	Chief Strategy Officer	$240,000	$0		$240,000
Gareth Jenkins	Chief Technology Officer	$240,000	$0		$240,000
Jerry Schneider	Director	$0	$0		$0
Dr. Fang Xiao	Director	$0	$0		$0

(1)	In October 2017, the Company issued 2,000,000 Seed Ember Warrants to its Chairman of the Board. The Seed Ember Warrants issued to the Chairman of the Board were valued at $3,700. In January 2018, the Company issued 24,850,000 Founder Ember Warrants to its Chairman of the Board. The Founder Ember Warrants issued to the Chairman of the Board were valued at $45,972. The value of the Seed Ember Warrants and Founder Ember Warrants were determined by management. The Chairman of the Board subsequently transferred 10,057,894 Founder Ember Warrants, by gift, to certain officers, directors and greater than 5% shareholders. See the section entitled “Security Ownership of Management and Certain Securityholders” below.

We have not established any employee benefit plans but intend to do so in the future.

Employment Agreements

We do not currently have employment agreements with any of our executive officers.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding voting securities as of March 26, 2019 (as qualified in the footnotes thereto) by:

•	each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

•	each of the Company directors;

•	each of the Company’s executive officers; and

•	all of the Company’s directors and executive officers as a group.

The Company’s outstanding voting securities consist of Common Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Circular. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o Prometheum, Inc., 120 Wall Street, New York, NY 10005.

As a term of the Investor and Founders Rights Agreement all of the Company’s shareholders have agreed to vote their shares for four directors designated by the Founders and one director designated by HashKey. HashKey has designated Dr. Xiao Feng as its Board of Directors designee. Percent of shares beneficially owned before and after Offering based upon 237,500,000 shares issued and outstanding as of March 26, 2019.

Name of Beneficial Owner	Number of Shares Beneficially Owned Before Offering	Percent of Shares Beneficially Owned Before Offering	Number of Shares Beneficially Owned After Offering (1)(2)	Percent of Shares Beneficially Owned After Offering (1)(2)
Officers and Directors
Martin H. Kaplan(1)	100,375,000	42.3%	100,375,000	42.3%
Aaron L. Kaplan(2)	23,750,000	10.0%	23,750,000	10.0%
Benjamin S. Kaplan(3)	23,750,000	10.0%	23,740,000	10.0%
Alex Shapiro(4)	4,437,500	1.9%	4,437,500	1.9%
Gareth Jenkins	—	* %	—	* %
Jerry Schneider(5)	887,500	* %	887,500	* %
Dr. Xiao Feng(6)	68,875,000	29.0%	68,875,000	29.0%
Executive officers and directors as a group (7 persons)	222,075,000	93.5%	222,075,000	93.5%
5% or Greater Shareholders
HashKey Digital Asset Group(6)	68,875,000	29.0%	68,875,000	29.0%
Lawrence G. Nusbaum	11,875,000	5.0%	11,875,000	5.0%

* Less than 1%.

** Subject to contractual limitations.

(1)	Does not include 11,875,000 shares held by a member of GKN who has given Mr. Kaplan voting rights thereto. Does not include 2,000,000 Seed Funding Ember Warrants exercisable for up to 2,000,000 Ember Tokens, when and if issued. The Seed Funding Ember Warrants were issued to Mr. Kaplan in exchange for capital contributions and services provided to us. Does not include 14,792,106 Founder Ember Warrants exercisable for up to 14,792,106 Ember Tokens, when and if issued.
37

(2)	Does not include 3,500,000 Founder Ember Warrants exercisable for up to 3,500,000 Ember Tokens, when and if issued.

(3)	Does not include 3,500,000 Founder Ember Warrants exercisable for up to 3,500,000 Ember Tokens, when and if issued.

(4)	Does not include 653,947 Founder Ember Warrants exercisable for up to 653,947 Ember Tokens, when and if issued.

(5)	Does not include 130,789 Founder Ember Warrants exercisable for up to 130,789 Ember Tokens, when and if issued.

(6)	These shares are held by HashKey Digital Asset Group Limited, an entity affiliated with Dr. Xiao. Does not include 10,150,000 Founder Ember Warrants exercisable for up to 10,150,000 Ember Tokens, when and if issued.

The Founder Ember Warrants were issued to each of the forgoing as partial compensation for services provided to the Company that have had a profound impact on the creation and initial development of the Prometheum Network.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Martin H. Kaplan, our Chairman of the Board, Benjamin S. Kaplan, a member of our Board of Directors and Co-Chief Executive Officer, and Lawrence G. Nusbaum, a 5% shareholder, are attorneys associated with GKN, which serves as our outside counsel, and counsel to the Administrative Agent. During 2017 we paid GKN approximately $55,781 for legal services and for the nine months ended September 30, 2018 we paid GKN approximately 76,019 for legal services.

We have entered into an Administrative Services Agreement with Manorhaven. Manorhaven is a subsidiary of Coincross and Chairman of the Board and majority shareholder, Martin H. Kaplan, is the managing member of Coincross.

Indemnification Arrangements

We have entered into indemnification agreements and employment agreements with our directors and certain of our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors has not adopted a written policy with respect to Related Party Transactions (as defined below), however, it is the policy of the Board of Directors to review and approve all Related Party Transactions by our Board of Directors. In determining whether to approve, recommend or ratify a Related Party Transaction. Factors considered in connection with such review may include; (i) whether the terms of the Related Party Transaction are fair to us, (ii) whether there are business reasons for us to enter into the Related Party Transaction, and (iii) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last two fiscal years, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or Director Nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv) an immediate family member of any of the foregoing.

CONFLICTS OF INTEREST

Martin H. Kaplan, our Chairman and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Martin H. Kaplan is also our controlling shareholder and the holder of the Company’s Seed Investor Ember Warrants and Founders Ember Warrants. Aaron L. Kaplan, our Co-CEO, Chief Financial Officer and a director is Martin H. Kaplan’s son and is of counsel to GKN. Benjamin S. Kaplan, Co-CEO is also Mr. Kaplan’s son and is of counsel to GKN. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters, some of which are ongoing, by GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

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SECURITIES BEING OFFERED

Ember Warrants Offered Hereby

The Company is offering up to 50,000,000 of Ember Warrants (“Ember Warrants”), 49,500,000 of which will be offered to the public at an offering price of $1.00 per Ember Warrant, 500,000 of which will be issued as incentives to subscribers to the Broker-Dealer/ATS for no consideration. Each Ember Warrant is exercisable to purchase one Ember Token, for no additional consideration, at any time commencing on the date that the Genesis Block has been created and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance of the Genesis Block.

The Ember Warrants will be issued in registered form under a warrant agent agreement (the “Warrant Agent Agreement”) between us and our warrant agent, VStock Transfer, LLC (the “Warrant Agent”). The material provisions of the Warrants are set forth herein and a copy of the Warrant Agent Agreement has been filed as an exhibit to the Offering Statement of which this Offering Circular forms a part. The Company and the Warrant Agent may amend or supplement the Warrant Agent Agreement without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agent Agreement as the parties thereto may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the holders.

The Ember Warrants may be exercised upon delivery of an exercise notice at the offices of the Warrant Agent. The Ember Warrant holders do not have the rights or privileges of holders of Common Stock and no voting rights.

No Ember Warrants will be exercisable unless at or prior to the time of the exercise, the Genesis Block has been created. If we are unable to successfully create the Genesis Block, and therefore are unable to deliver Ember Tokens, the Ember Warrants may become worthless.

Restrictions on Transfer

Generally, securities sold pursuant to Regulation A are not considered “restricted securities” under Securities Act Rule 144 and therefore, sales of Ember Warrants by persons who are not considered affiliates of the Company would not be subject to any transfer restrictions under Rule 144. Affiliates of ours that purchase Ember Warrants will be subject to the limitations of Rule 144, other than the holding period requirement. In addition, various State Blue Sky laws may restrict transfer of Ember Warrants until such time we have qualified the Ember Warrants for secondary trading. The market for the Ember Warrants may be limited if such Ember Warrants are not qualified or registered or exempt from qualification or registration in the jurisdictions in which the holders of such Ember Warrants reside.

The price of the Ember Warrants has been arbitrarily established by us after giving consideration to numerous factors, including but not limited to perceived valuations and token economics to build a viable ecosystem in a way which complies with the Federal Securities Laws. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the Ember Warrants.

Ability to Void a Sale of Ember Warrants

We have the right to void a sale of Ember Warrants in the Offering and compel an investor to return them to us, if we have reason to believe that such investor acquired the Ember Warrants as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC.

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Fundamental Transactions

Pursuant to the terms of the Warrant Agreement, if during such time as the Ember Warrants are outstanding, the Company (a) enters into a merger, consolidation or other similar transaction or series of transactions to which the Company is a party and pursuant to which (i) the Company is not the surviving entity in such transaction or (ii) if the Company is the surviving entity, the holders of shares of common stock immediately prior to such transaction represent less than 50% of the shares of common stock outstanding immediately following such transaction, or (b) effect any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions (each a “Fundamental Transaction”), then the Company shall make appropriate arrangements to ensure the Registered Holders will thereafter receive upon the exercise of their Ember Warrants at any time after the consummation of a Fundamental Transaction but before the Termination Date, in lieu of the Ember Tokens issuable upon the exercise of an Ember Warrant immediately prior to such Fundamental Transaction, such cash, stock, assets, securities, warrants, options, subscription rights or other property having substantially the same or greater value than the Ember Tokens that the Registered Holders would have been entitled to receive upon the happening of such Fundamental Transaction had there Ember Warrants been exercised immediately before such Fundamental Transaction.

Incentive Ember Warrants

Each of the first 100,000 subscribers that successfully subscribe to our Broker-Dealer/ATS will be issued 5 Ember Tokens being qualified hereunder (a total of 500,000 Ember Tokens). The “Incentive Ember Tokens” will be issued for no consideration as an incentive for subscribers. Further, Incentive Ember Tokens will only be issued by us during the period following the Qualification Date up to the Termination Date of this Offering.

Governing Law

The Ember Warrants are governed by and construed in accordance with the laws of the State of New York.

The foregoing is a brief summary of certain terms and conditions of the Ember Warrants to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Ember Warrant Agreement. We have reserved the right to engage selling agent broker-dealers to participate in this Offering and to issue such agents, if any, agent warrants. The form of Agent Ember Warrant and the Ember Warrant Agreement are attached as Exhibits to our Offering Statement of which this Offering Circular forms a part thereof.

Ember Tokens Offered Hereby

Ember Warrants cannot be exercised to purchase Ember Tokens unless and until we have created the Genesis Block, which we intend will occur upon the launch of the Prometheum Network. Accordingly, the following, description of the Ember Tokens assumes the successful creation of the Genesis Block.

Ember Tokens will be designed as blockchain protocol crypto-securities tokens engineered for use on the Prometheum Network, what we refer to as SST’s, that will provide the basis for issuer crypto-securities offered through the facilities of the Prometheum Network. The Ember Tokens, when and if issued in exchange for the Ember Warrants, will function as a utility token, Prometheum’s native currency, and a crypto-security.

Ember Tokens will be created using a protocol designed for the Prometheum Network referred to as “Ember-X.” Ember-X will be the protocol that underpins the functionality of the Prometheum Blockchain, including network design (e.g. blockchain peer model, consensus mechanism, smart contract layer, address and wallet model), different wallet types, embedded master wallet smart contracts, smart contract layer and other functionality. See the description of Ember-X in the White Paper.

Voting Rights

Holders of Ember Tokens will not have any voting rights, dividend rights, ownership rights to any of the assets of the Company or any rights upon liquidation of the Company. The Ember Tokens will not be part of our authorized common stock.

The Ember Tokens are intended to be tradeable through our yet to be fully authorized Broker-Dealer/ATS. It is intended that the Company’s Ember Token will trade as “MBR”.

Other Features of Ember Tokens

•	Ember Tokens will function as the medium of exchange on the Prometheum Network. Payment for services on the Prometheum Network will occur with bits of Ember Tokens.

•	Ember Tokens will be the basis upon which issuers may create new crypto-securities for issuance through the Prometheum Network.

For a further discussion of Ember Tokens and how they are intended to function, see the White Paper.

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Ember Token Wallet

Participants wishing to access the Prometheum Network to purchase or sell crypto-securities, including Ember Tokens, will be required to establish a brokerage account and create a crypto-securities wallet (a “Master Wallet”) to be introduced and held by StockCross, the Prometheum Network’s digital clearing firm. Ultimate blockchain functionality will require additional development and effort. Many of the facets of use of the Prometheum Blockchain as contemplated by the Prometheum Network are being developed under our Strategic Partnership and Joint Development Agreement and Technology Agreement with HashKey and its affiliates.

Each participant on the Prometheum Network, including, issuers, investors and service providers will be required to set up accounts thus creating their own unique Master Wallet through our Broker-Dealer/ATS to StockCross on a fully disclosed basis.

We anticipate that the costs associated with the creation and management of each participant’s Wallet Accounts will be paid for with Ember Tokens and intend for all account activity to be written to the Prometheum Blockchain. User accounts and related activity on the Prometheum Network will require more data to be written to the Prometheum Blockchain.

Authorized Capital Stock

The following is a summary of the rights and limitations of our capital stock as provided in our certificate of incorporation, and bylaws. For more detailed information, please see our certificate of incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.00001 per share, and 100,000 shares of blank check preferred stock, par value $0.00001 per share (the “Preferred Stock”). Our board of directors is authorized by our certificate of incorporation to establish such classes or series of Preferred Stock, issue shares of each such class or series and fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any Common Stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

As of March 26, 2019, we had 237,500,000 shares of Common Stock issued and outstanding.

Common Stock

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of our Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Circular forms a part, which Offering Statement has been filed with the SEC.

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Other Ember Token Warrants

Seed Funding Warrants

As of March 26, 2019, we have 2,000,000 Seed Funding Warrants outstanding exercisable to purchase up to 2,000,000 Ember Tokens, for no consideration, at any time commencing on the date that the Genesis Block has been issued and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of the Genesis Block. The Seed Funding Warrants were issued to Martin H. Kaplan in exchange for capital contributions, support, facilities and services provided to us. The Seed Funding Warrants were issued pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act.

Founders Warrants

As of March 26, 2019, we have 35,000,000 Founders Warrants outstanding exercisable to purchase up to 35,000,000 Ember Tokens, for no consideration, at any time commencing on the date that the Genesis Block has been issued and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of the Genesis Block. The Founders Warrants were issued for nominal consideration and services provided to the Company. Founders are persons/entities that have had a profound impact on the creation and initial development of the Prometheum Network. The Founder Warrants were issued pursuant to the exemption from registration provided under Section 4(a)(2) and/or Regulation D of the Securities Act.

Regulation D/Regulation S Warrants

As of March 26, 2019, we have sold approximately 4,740,000 Ember Warrants to purchase Ember Tokens (“Reg D/Reg S Warrants”) at a price of $.50 per Reg D/Reg S Warrant. The Reg D/Reg S Warrants are exercisable to purchase up to 4,740,000 Ember Tokens, for no consideration, at any time commencing on the date that the Genesis Block has been issued and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of the Genesis Block. The Regulation D Warrants were issued and sold in the Company’s private offering pursuant to Rule 506(c) of Regulation D and the Regulation S Warrants were issued and sold to non “US Persons” (as defined in Regulation S of the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Gusrae Kaplan Nusbaum PLLC, New York, New York. Martin H. Kaplan, our Chairman, director and controlling shareholder is the Managing Member of Gusrae Kaplan Nusbaum PLLC. See “Conflicts of Interest” on page 39.

EXPERTS

The financial statements of Prometheum, Inc. as of December 31, 2017, which includes the consolidated balance sheet as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from September 18, 2017 (inception) to December 31, 2017 included in this preliminary Offering Circular have been audited by Fruci & Associates II, PLLC, an independent registered accounting firm, as stated in their report appearing herein. Such financial statements are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The unaudited consolidated interim financial statements of Prometheum, Inc. as of and for the period ending September 30, 2018 have not been reviewed by an independent auditor.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We issued to Martin H. Kaplan, our Chairman, a director and the Managing Member of our legal counsel, Gusrae Kaplan Nusbaum PLLC (“GKN”), 14,792,106 Founder Warrants and 2,000,000 Seed Warrants which are exercisable for Ember Tokens following the Genesis Block. Further, we issued to Aaron L. Kaplan, our Co-Chief Executive Officer, Chief Financial Officer, director and Benjamin S. Kaplan, our Co-Chief Executive Officer, director and Mr. Kaplan’s sons each 3,500,000 Founder Warrants. Martin H. Kaplan is the owner of 100,375,000 shares of our Common Stock and Aaron L. Kaplan and Benjamin S. Kaplan each own 23,750,000 shares of our Common Stock.

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CHANGE IN CERTIFYING ACCOUNTANT

During the last quarter of 2018, the Company dismissed Lipner, Sofferman & Co., LLP (“Lipner”) as its independent auditor. The decision to change independent registered public accounting firms was approved by the Company’s Board of Directors.

The audit report of Lipner on the balance sheet of the Company for the period October 23, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the Company’s inception on September 18, 2017 through the first quarter of 2018, there were no: (1) disagreements with Lipner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Lipner with a copy of this disclosure, and requested that Lipner furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company regarding the change in certifying accountants, and, if not, stating the respects in which it does not agree. Lipner’s letter addressed to the SEC is attached hereto as Exhibit No. 9.1.

During the first quarter of 2018, the Company engaged Fruci & Associates II, PLLC (“Fruci”) as the Company’s certifying accountant for the fiscal year ended December 31, 2017. During the period from the Company’s inception, September 18, 2017 through the date of this Offering Circular, neither the Company nor anyone acting on its behalf consulted with Fruci regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Fruci concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In March of 2019, the Company’s Board of Directors determined not to re-engage Fruci as its independent registered accounting firm for the 2018 fiscal year.

The audit report of Fruci on the balance sheet of the Company for the period ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the Company’s retention of Fruci on February 6, 2018, through March 20, 2019, there were no: (1) disagreements with Fruci on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

In March of 2019, the Company engaged Friedman, LLP, Certified Public Accountants (“Friedman”) as the Company’s independent auditors for the fiscal year ended December 31, 2018. During the period from the Company’s inception, September 18, 2017 through the date of this Offering Circular, neither the Company nor anyone acting on its behalf consulted with Friedman regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our amended Certificate of Incorporation and our bylaws, subject to the provisions of Delaware law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the securities offered hereby, the Company refers you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports, and other information with the SEC pursuant to Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Part F/S Financial Statements

F-1

PROMETHEUM, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2018

ASSETS

Assets:
Cash		$1,734,463

Investments:
Coincross LLC	$10,000
Platform Development Costs	125,000	135,000

Total Assets		$1,869,463

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses		$10,000

Stockholders’ equity:
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 issued and outstanding		—
Common stock, $0.00001 par value, 500,000,000 shares authorized, 168,625,000 shares issued and outstanding		1,686
Additional paid-in capital		8,314
Ember warrants 31,590,000 warrants issued and outstanding		2,419,672
Accumulated deficit		(570,209)
Total stockholders’ equity		1,859,463

Total liabilities and stockholders’ equity		$1,869,463
F-2

PROMETHEUM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

Revenue	$—

Expenses:

Professional and Consulting Fees	254,794
Legal Fees	76,019
Travel and Entertainment Expense	77,062
Communication and Computer Expenses	42,892
Warrant based compensation	49,672
Regulatory Expense	10,416
Administrative expense	3,565

Total Expenses	514,420

Net loss	$(514,420)

Loss per share, basic and diluted	$(0.0031)

Weighted average shares outstanding, basic and diluted	168,625,000

See notes to consolidated financial statements.

F-3

PROMETHEUM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

	Common Shares	Common Stock (Par)	Additional Paid-in Capital	Warrant Subscriptions	Accumulated (Deficit)

Balance, January 1, 2018 – as adjusted, see notes	168,625,000	$1,686	$8,314	—	$(55,789)

Issuance of warrants for cash		—	—	$2,370,000	—

Issuance of warrants for services				49,672

Net loss	—	—	—	—	(514,420)

Balance, September 30, 2018	168,625,000	$1,686	$8,314	$2,419,672	$(570,209)

See notes to consolidated financial statements.

F-4

PROMETHEUM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

Cash flows used in operating activities:
Net loss	$(514,420)
Adjustments to reconcile net income to net cash (used) in operating activities:
Warrant based compensation	49,672
Decrease in accounts payable and accrued expenses	(45,783)

Net cash used in operating activities	(510,531)

Cash flows used in investing activities:
Investment in Coincross LLC	(10,000)
Platform development costs	(125,000)

Net cash used in investing activities	(135,000)

Cash flows from financing activities:
Issuance of Warrant subscriptions	2,370,000

Net cash provided by financing activities	2,370,000

Net increase in cash and cash equivalents	1,724,469

Cash and cash equivalents, January 1, 2018	9,994

Cash and cash equivalents, September 30, 2018	$1,734,463

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes paid during year	$—
Interest paid during year	$—

See notes to consolidated financial statements.

F-5

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

1.	Statement of Significant Accounting Policies:

Organization:

Prometheum, Inc. (“Prometheum”,” we”, ”us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of planning, creating and operating an integrated network for the issuance and trading of blockchain based and other digital tokens.

Prometheum Ember ATS, Inc. (f/k/a Prometheum Services, Inc.) (“PEATS”), a wholly owned subsidiary, was formed on February 27, 2018 as a New York corporation. In 2018 it has commenced its registration process to be a registered securities broker/dealer. After PEATS’ registration as a broker/dealer, it intends to register as an alternative trading system with the SEC and will introduce those who open accounts for the purchase and sale of ember tokens or other tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transactions of Ember tokens or other tokenized securities through the broker/dealer.

Basis of Accounting and Principles of Consolidation:

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Prometheum and its wholly-owned subsidiary, Prometheum Ember ATS, Inc. Upon consolidation, all intercompany accounts and transactions are eliminated.

The Company is in the development stage and is devoting substantially all of its efforts to developing technologies, raising capital, establishing customer, vendor relationships, and recruiting new employees.

Concentration of Risk:

The Company maintains cash in bank accounts which, at times, may exceed federally insured limits or where no insurance is provided. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents:

Cash and cash equivalents are all cash balances. The Company has defined cash equivalents as highly liquid investments, with original maturities of less than 90 days that are not held for sale in the ordinary course of business. As of September 30, 2018, the Company did not hold any cash equivalents.

Use of Estimates:

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

1.	Statement of Significant Accounting Policies (continued):

Recent Accounting Pronouncements (continued):

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 completes the joint effort by the FASB and International Accounting Standards Board (IASB) to improve financial reporting by creating common revenue recognition guidance for GAAP and International Financial Reporting Standards (IFRS). In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net).” ASU 2016-08 clarifies the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the implementation guidance on identifying performance obligations. These ASUs apply to all companies that enter into contracts with customers to transfer goods or services. These ASUs are effective for non-public entities for interim and annual reporting periods beginning after December 15, 2018. The Company expects to adopt this guidance starting with the first quarter of fiscal year 2019. Entities have the choice to apply these ASUs either retrospectively to each reporting period presented or by recognizing the cumulative effect of applying these standards at the date of initial application and not adjusting comparative information. We are currently still evaluating the impact this pronouncement will have.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842) effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods. The ASU is to be applied using a modified retrospective approach with optional practical expedients and other special transition provisions. Early adoption is permitted. The ASU supersedes FASB ASC 840, Leases, and adds FASB ASC 842. It also amends and supersedes a number of other paragraphs throughout the FASB ASC. Management on an ongoing basis reviews the impact the adoption of ASU 2016-02 will have on the Company’s financial statements. We are currently still evaluating the impact this pronouncement will have.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-7

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

1.	Statement of Significant Accounting Policies (continued):

Income Taxes:

The Company accounts for income taxes in accordance with generally accepted accounting principles which require an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2017, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. There are presently no ongoing income tax examinations.

The Company is treated as a C corporation under the provisions of the Internal Revenue Code and New York State tax regulations. No provision for federal and state income taxes is made in these financial statements.

F-8

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

1.	Statement of Significant Accounting Policies (continued):

Accounting for Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Stock Compensation (“FASB ASC Topic 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. The Company accounts for non-employee stock-based compensation in accordance with the guidance of FASB ASC Topic 505, Equity (“FASB ASC Topic 505”), which requires that companies recognize compensation expense based on the estimated fair value of options granted to non-employees over their vesting period, which is generally the period during which services are rendered by such non-employees.

The determination of the fair value of share-based payment awards utilizing the management best estimate model is affected by the fair value of the common stock and a number of other assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock, and as such volatility is estimated in accordance with ASC 718-10-S99 Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment (“SAB No. 107”), using historical volatilities of similar entities.

2.	Investment in Coincross LLC

On May 15, 2018, the Company entered into an agreement with Coincross LLC, (“Coincross”). The Company acquired a class C Membership interest in Coincross for $10,000, it also allows Coincross to purchase 1,000,000 Ember Warrants in accordance with the terms of the agreement.

3.	Loss Per Share:

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the year. The dilutive effects of convertible notes and the options outstanding are not included in the calculation of loss per share since their inclusion would be anti-dilutive.

F-9

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

3.	Loss Per Share (Continued):

Net loss per share for the period ended September 30, 2018 is computed as follows:

Net loss	$(514,420)

Weighted average shares outstanding	168,625,000

Basic and fully diluted net loss per common share	$(0.0031)

4.	Related Party Transactions:

Martin H. Kaplan, our Chairman of the Board and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan and Benjamin S. Kaplan, our Co-Chief Executive Officers, and directors are Martin H. Kaplan’s sons. Both are of counsel to GKN. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which is also represented by GKN. Accordingly, there may be multiple conflicts of interests between us, GKN and our officers and directors.

5.	Common Stock Issuances:

In October 2017, the Company issued 1,000 shares of common stock to the Chairman of the Board for proceeds of $10,000.

In November of 2017, the Company amended its Certificate of Incorporation to increase its authorized shares to 500,000,000 shares of common stock, par value $0.00001 per share and 100,000 shares of preferred stock, par value $0.00001 per share.

In January 2018, the Chairman of the Board and sole stockholder exchanged his 1,000 shares of common stock for 168,625,000 shares of common stock, par value $0.00001 per share, issued out of the Company’s authorized common stock under its amended Certificate of Incorporation.

6.	Warrants:

In October 2017, the Company issued 2,000,000 Seed Ember Warrants to its Chairman of the Board.

In January 2018, the Company issued 24,850,000 Founder Ember Warrants to its Chairman of the Board.

Each Seed Ember Warrant and Founder Ember Warrant is exercisable for one Ember Token for no additional consideration upon the creation of the Genesis Block of Ember Tokens. The term of the Seed Ember Warrants and Founder Ember Warrants is five years from issuance. The Seed Ember Warrants issued to the Chairman of the Board were valued at $3,700. The Founder Ember Warrants issued to the Chairman of the Board were valued at $45,972. The value of the Seed Ember Warrants and Founder Ember Warrants were determined by management.

F-10

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

6.	Warrants (Continued):

In April 2018, the Company issued 4,700,000 ember warrants, at a face value of $0.0001, the sale price was for a $.50 per warrant, for total proceeds of $2,350,000.

In September 2018, the Company issued 40,000 ember warrants at a price of $.50 per ember warrant for total proceeds of $20,000.

The proceeds are included in the stockholders’ equity section of the Balance Sheet. The warrants are exercisable for Ember Tokens for no additional consideration. The value of the warrants was determined by management.

Number of Warrants

Outstanding at December 31, 2017	2,000,000
Issued	29,590,000
Exercised	—
Forfeited/Cancelled	—
Outstanding at September 30, 2018	31,590,000

7.	Income Taxes:

At September 30, 2018, the Company had net operating loss carry forwards of approximately $570,000 that may be offset against future taxable income for the years 2018 through 2037. No tax benefit has been reported in the September 30, 2018 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

8.	Market Risks:

As with other distributed ledger technologies, we believe that the Prometheum Network is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to our blockchain, expected proper execution and sequencing of Ember transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember Tokens. Although we intend to limit the risk of mining attacks by creating a blockchain proof-of-work security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks.

F-11

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2018

9.	Subsequent events:

During October 2018, the Company bought the domain name Prometheum.com for a total cost of $71,842.

On October 25, 2018, the Company entered into a Binding Term Sheet with HashKey Digital Asset Group Limited (“HashKey”) and a Strategic Partnership and Joint Development Agreement with Shanghai Wanxiang Blockchain, Inc. (“Wanxiang”) and thereafter on December 14, 2018 signed a definitive Stock Purchase Agreement whereby HashKey purchased 68,875,000 shares of Common Stock and 10,150,000 Ember Warrants for $12,000,000 consisting of cash in the amount of $3,000,000 and $9,000,000 of technology and related services. The Ember Warrants acquired by HashKey have been designated Founder Ember Warrants. The Comman Stock and Founder Ember Warrants acquired by HashKey represent 29% of all issued and outstanding Common Stock and Founder Ember Warrants, respectively. In connection with such purchase the Company, HashKey and the founders of the Company entered into an Investor and Founders Rights Agreement, dated December 14, 2018 and the Company, Wanxiang and HashKey entered into a Technology Agreement, dated December 14, 2018.

F-12

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Prometheum, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Prometheum, Inc. (“the Company”) as of December 31, 2017, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows from September 18, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from inception to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Spokane, Washington
May 10, 2018

F-14

PROMETHEUM, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

ASSETS

Current assets:
Cash	$9,994
Total current assets	9,994

Total assets	$9,994

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses – related party	$55,781
Total current liabilities	55,781

Commitments and contingencies	—

Stockholders’ equity:
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 issued and outstanding	$—
Common stock, $0.00001 par value, 500,000,000 shares authorized, 1,000 shares issued and outstanding	—
Additional paid-in capital	10,000
Accumulated (deficit)	(55,787)
Total stockholders’ equity	(45,787)

Total liabilities and stockholders’ equity	$9,994

See accompanying notes to the consolidated financial statements.

F-15

PROMETHEUM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD SEPTEMBER 18, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Revenue	$—

Expenses:
Professional fees	55,781
Bank fees	6
55,787

Net income (loss)	$(55,787)

Loss per share, basic & diluted	$(79.16)

Weighted average shares outstanding, basic & diluted	705

See accompanying notes to the consolidated financial statements.

F-16

PROMETHEUM, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD SEPTEMBER 18, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Common Shares	Common Stock (Par)	Additional Paid-in Capital	Accumulated (Deficit)	Total

Balance, September 18, 2017	—	$—	$—	$—	$—

Issuance of common stock for cash	1,000	—	10,000	—	10,000

Net (loss)	—	—	—	(55,787)	(55,787)

Balance, December 31, 2017	1,000	$—	$10,000	$(55,787)	$(45,787)

See accompanying notes to the consolidated financial statements.

F-17

PROMETHEUM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 18, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash flows from operating activities:
Net (loss)	$(55,787)
Adjustments to reconcile net income to net cash (used) in operating activities:
Increase in accounts payable and accrued expenses – related party	55,781
Total adjustments	55,781
Net cash (used) in operating activities	(6)

Cash flows from financing activities:
Issuance of common shares	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	9,994

Cash and cash equivalents, beginning	—

Cash and cash equivalents, ending	$9,994

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes paid during year	$—
Interest paid during year	$—

See accompanying notes to the consolidated financial statements.

F-18

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

1.	Statement of Significant Accounting Policies:

Organization:

Prometheum, Inc. (“Prometheum”, ”we”, ”us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of planning, creating and operating an integrated network for the issuance and trading of blockchain based and other digital tokens.

Prometheum Financial Services, Inc., a wholly owned subsidiary, was formed in 2017 as a New York corporation. It will be filing a registration as a broker/dealer in 2018. The Company after its registration as a broker/dealer will hold and/or introduce those who open accounts for the purchase and sale of ember tokens or other tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transaction of ember tokens or other tokenized securities through the broker/dealer. There was no activity or intercompany transactions for the period ended December 31, 2017.

Basis of Accounting:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Concentration of Risk:

The Company maintains cash in bank accounts which, at times, may exceed federally insured limits or where no insurance is provided. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents:

Cash equivalents are limited to short term, highly liquid investments that are both readily convertible to known amounts of cash and of an original maturity of three months or less.

Use of Estimates:

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Recent Accounting Pronouncements:

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-19

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

1.	Statement of Significant Accounting Policies (continued):

Fair Value Measurements:

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and. Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents and accounts payable. The fair value of warrants are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the period ended December 31, 2017. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations. Fair value estimates are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Income Taxes:

The Company accounts for income taxes in accordance with generally accepted accounting principles which require an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2017, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. There are presently no ongoing income tax examinations.

The Company has elected to be treated as a C corporation under the provisions of the Internal Revenue Code and New York State tax regulations. No provision for federal and state income taxes is made in these financial statements.

F-20

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

2.	Going Concern:

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. Although the Company sustained a loss of $55,787 in 2017, the Company raised capital in excess of $2,000,000 through the date of issuance which exceeds anticipated operating costs for one year; as a result, management has considered whether substantial doubt exists regarding the Company’s ability to continue as a going concern and determined subsequent issuances were sufficient to alleviate doubt.

3.	Loss Per Share:

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the year. The dilutive effects of convertible notes and the options outstanding are not included in the calculation of loss per share since their inclusion would be anti-dilutive.

Net loss per share for the period ended December 31, 2017 is computed as follows:

Net loss	$(55,787)

Weighted average shares outstanding	705

Basic & fully diluted net loss per common share	$(79.16)

4.	Related Party Transactions:

Martin H. Kaplan, our Chief Executive Officer and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan, our Chief Operating Officer, Chief Financial Officer and a director, is Martin H. Kaplan’s son and is an attorney with GKN. Aaron L. Kaplan is the Managing Member of Equity Arcade Services, LLC, a potential service provider and licensor of software to us. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters, some of which are ongoing, by GKN. Accordingly, there may be multiple conflict of interests between us, GKN and our officers and directors.

Included in the accrued expenses are legal fees and reimbursement of salary costs incurred by GKN of $55,781, which included $2,500 paid by GKN for accounting fees. The entire balance was due to GKN as of December 31, 2017.

5.	Common Stock Issuances:

During 2017, the Company issued 100 shares of common stock to the Chief Executive Officer for proceeds of $10,000. On October 18, 2017, the Company declared a 10-1 positive stock split. The consolidated financial statements have been retrospectively adjusted to reflect the stock split.

F-21

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

6.	Warrants:

During 2017, two million seed warrants were issued and the warrant converts into one Ember Token upon future equity issuances. The term of the warrants is five years from issuance. The seed warrants were issued at a cost of $0.0001 per warrant to Martin H. Kaplan for a total cost of $200, the proceeds are included in additional paid-in capital and were paid with the initial capital investment of $10,000. The value of the warrants determined by management was based on the par value of common and preferred shares and the technique for valuation qualifies as level 3 of the fair value hierarchy.

7.	Preferred Stock:

The Company has 100,000 shares of preferred stock at $0.00001 par value authorized, none of which were issued or outstanding as of December 31, 2017.

8.	Income Taxes:

At December 31, 2017, the Company had net operating loss carry forwards of approximately $55,787 that may be offset against future taxable income for the years 2018 through 2037. No tax benefit has been reported in the December 31, 2017 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

9.	Market Risks:

As with other distributed ledger technologies, we believe that the Prometheum Network is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to our blockchain, expected proper execution and sequencing of Ember transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember Tokens. Although we intend to limit the risk of mining attacks by creating a blockchain proof-of-work security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks.

10.	Subsequent Events:

Management has evaluated subsequent events through April 1, 2018, the date the financial statements were available to be issued. In 2018, the Company issued 4,000,000 warrants to two individuals and received in excess of $2,000,000 in 2018.

The Company entered into a letter agreement and (the “Letter Agreement”), dated January 29, 2018 with TradeZero, Inc. (“TradeZero”) and Dan Pipitone, TradeZero’s CEO, pursuant to which we engaged TradeZero to create and implement the technology and software necessary to create and empower the Prometheum Network.  Pursuant to the terms of the Letter Agreement, TradeZero agreed to deliver to us a minimal viable product (“MPV”) no later than June 15, 2018 in exchange for five percent (5%) of the equity in the Company and a cash payment of one hundred fifty thousand dollars ($150,000) payable in four installments.  We have made three payments in the aggregate amount of $100,000 and the final payment of $50,000 will be due upon delivery of the MPV.  In addition, the founders agreed to transfer ten percent (10%) of the warrants exchangeable for Ember Tokens issued to them as founders to TradeZero.

F-22

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit

2.1	Certificate of Incorporation of Prometheum, Inc.*
2.1(a)	Amendment to Certificate of Incorporation of Prometheum, Inc.*
2.2	Amended and Restated Bylaws of Prometheum, Inc.
3.1	Form of Warrant Agent Agreement by and between Prometheum, Inc., a Delaware corporation and VStock Transfer, LLC, a California limited liability company.
3.2	Form of Agent Ember Warrant*
4.1	Form of Subscription Agreement**
6.1	Class C Membership Agreement dated as of May 15, 2018 by and between Coincross LLC, a Delaware limited liability company and Prometheum, Inc.
6.2	Securities Purchase Agreement, dated as of December 14, 2018 by and between Prometheum, Inc. and HashKey Digital Asset Group Limited, a Hong Kong corporation.+
6.3	Strategic Partnership and Joint Development Agreement made and entered into as of the 14th Day of December, 2018 by and between Prometheum, Inc. and Shanghai Wanxiang Blockchain Inc., a People’s Republic of China corporation.
6.4	Technology Agreement made and entered into as of the 14th Day of December, 2018 by and among Prometheum, Inc., HashKey Digital Asset Group Limited, a Hong Kong corporation and Shanghai Wanxiang Blockchain Inc., a People’s Republic of China corporation.+
6.5	Investors and Founders Rights Agreement, effective as of December 14, 2018, by and among Prometheum, Inc., HashKey Digital Asset Group Limited, a company organized under the laws of Hong Kong and all holders of shares of Common Stock and Ember Tokens who are founders of the Company.+
6.6	Commitment Letter, dated January 25, 2019, between StockCross Financial Services, Inc. and Prometheum, Inc.
6.7	Transfer Agent and Registrar Agreement, dated as of January 29, 2019 by and between Prometheum, Inc. a corporation duly organized and existing under the laws of the State of Delaware and VStock Transfer, LLC, a California limited liability company.+
6.8	Administrative Services Agreement made and entered into as of March 20, 2019 by and between Prometheum, Inc., a Delaware corporation and Manorhaven Capital, LLC, a Delaware limited liability company.
8.1	Escrow Agreement dated as of January 4, 2019 by and between Prometheum, Inc. and Cross River Bank.+
9.1	Letter re change in certifying accountant
9.2	Letter re change in certifying accountant
11.1	Consent of Fruci & Associates II, PLLC
12.1	Form of Opinion of Gusrae Kaplan Nusbaum PLLC
13.1	Testing the Waters Materials*

* Previously filed.

** To be filed by amendment.

+ Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 17, section 6(a) of Form 1-A. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibits

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 28, 2019.

PROMETHEUM, INC.

By:	/s/ Martin H. Kaplan
Martin H. Kaplan
Chairman, Director
(Principal Executive Officer)

By:	/s/ Aaron L. Kaplan
Aaron L. Kaplan
Co-Chief Executive Officer, Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Martin H. Kaplan	Chairman and Director	March 28, 2019
Martin H. Kaplan

/s/ Aaron L. Kaplan	Co-Chief Executive Officer, Chief Financial Officer and Director	March 28, 2019
Aaron L. Kaplan

/s/ Benjamin S. Kaplan	Co-Chief Executive Officer, Director	March 28, 2019
Benjamin S. Kaplan

/s/ Jerry Schneider	Director	March 28, 2019
Jerry Schneider

/s/ Dr. Xiao Feng	Director	March 28, 2019
Dr. Xiao Feng

Signatures

Attachment A

Prometheum White Paper

December 2018

Abstract

Prometheum is building a securities token ecosystem to meet the requirements of 21st century business models. Our Smart Security Token (SST) provides infrastructure for distributed internet of value businesses, critically supporting both their regulatory and functional requirements.

The advent of distributed ledger technologies and subsequent token-based incentive mechanisms, as evidenced by the recent ICO craze, has demonstrated the appetite for compliant financial assets that allow for participants to be rewarded for their contribution to network growth. However, the requirements of regulators, as highlighted by the SEC’s DAO report and subsequent guidance, must be integrated at a fundamental level in order for distributed business models to become viable.

Neither existing securities infrastructure or current blockchain technology platforms provide ready solutions.

By building out a vertically integrated ecosystem of licensed financial entities and technologies, Prometheum is delivering a compliance-first approach to meeting the demands for a fully-functional security token and the regulatory and technology infrastructure to build upon.

Our SST provides the fundamental basis for the Prometheum ecosystem and is first manifested in our native Ember SST. Ember provides the fuel for the Prometheum Network and demonstrates the versatility and value provided by a modern approach to using securities to transfer value in a decentralized, blockchain-led environment.

Prometheum White Paper - December 2018
Prometheum, Inc. © 2018

IMPORTANT INFORMATION

Prometheum is in the process of registering a Broker-Dealer (“BD”) and Alternative Trading System (“ATS”) as part of and for use by the Prometheum Network. These resources will be developed and implemented going forward pending regulatory approvals which Prometheum cannot predict or guarantee.

All information contained in this White Paper is subject to change. A copy of Prometheum’s Offering Statement may be obtained by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?company=Prometheum&owner=exclude&action=getcompany

Cautionary Statement Regarding Forward-Looking Statements-This White Paper contains forward-looking statements, including statements relating to the Company’s proposed operations, financial results, business and products. Other statements in this White Paper, including words such as “anticipate,” “may,” “believe,” “could,” “should,” “estimate,” expect,” “intend,” “plan,” “predict,” potential,” “forecasts,” “project,” and other similar expressions, also are forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. All forward-looking statements in this White Paper speak only as the date hereof. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

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Background

The 20th century internet of information business model where users trust a centralized intermediary to protect data and ensure the integrity of value transfer transactions no longer meets the needs of a modern user base. In the internet of information era, online commerce required one way, service-based value flow ecosystems, where value for services provided flowed from user participants to trusted centralized intermediaries.

The introduction of the blockchain and related distributed ledger technologies allow for network participants to verifiably transfer value and information in a decentralized environment. Integration of blockchain technology in regular commerce permits the creation of new business models that will allow the internet of value to move from a fringe concept into the mainstream. Internet of value based distributed businesses require dynamic mediums through which value can be transferred by and amongst network participants and intermediaries.

Recent Developments

The ICO craze (2014-2017) demonstrated the appetite for a new type of asset (ultimately tokens) that met the needs of internet of value based business models. Businesses conducting token offerings realized the need for a new asset that allowed for multi-directional value flow whose integrity could be verified and exist natively on a blockchain. Distributed businesses (those who conduct token offerings) were able to incentivize and reward contributors for their contribution to network growth through cryptographic tokens representing verifiable stores of value.

With the introduction of the JOBS Act in 2012, the SEC democratized investment related securities regulations by permitting all types of investors to participate in crowd based online investment products. This created the conditions for the new distributed internet of value business paradigm to take hold. Traditionally, the barriers to entry to capital formation prevented smaller issuers from taking advantage of the capital markets, and limited investments to accredited investors and institutions. The JOBS Act, and related subsequent regulations, changed market dynamics by allowing issuers to use the internet to advertise securities offerings and, depending on the specific JOBS Act regulation, permitted the general public (i.e. all investors) to participate in such offerings.

The transition to a democratized financial ecosystem was bumpy, and general perception was that there was a regulatory void. This resulted in a plethora of token-related federal securities law violations. In the DAO Report, published by the SEC in July 2017, the SEC concluded that offers and sales of digital assets by “virtual” organizations are subject to the requirements of the federal securities laws and that, depending on facts and circumstances, offers and sales, of cryptographic tokens involves the offer or sale of a security. While the SEC’s conclusion that tokens could qualify as securities provided the regulatory clarity that will allow for the the eventual mainstream acceptance of SSTs, it also presented a clear issue: the infrastructure for cryptographic securities does not currently exist. There is no secondary trading venue for SSTs, nor are there accepted regulatorily-compliant mechanisms for clearing and settling customer transactions or monitoring custody of customer’s cryptographic assets.

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The introduction of innovative new technologies (the blockchain) as a means of capital formation, as highlighted by the prevalent use of the ERC-20 tokens, together with the JOBS Act regulations created a new paradigm where distributed internet of value issuers could raise capital via a token issuance in a trustless blockchain environment.

What is a Security Token?

Security tokens are a new asset class that serve the needs of internet of value based businesses. Securities tokens are the means through which the democratization of finance can occur compliantly under the federal securities laws in the United States.

Finance is being democratized by distributed internet of value based businesses that use tokens to allow for multi-directional value flow to incentivize and reward contributors for their participation in growing underlying networks.

Securities tokens issued and existing on a blockchain allow for verifiable value transfer amongst network participants but must meet regulatory requirements established by traditional models and processes. Using multi-directional value transfer instruments allows for distributed internet of value-based businesses to properly incentivize their user base to grow the network while benefiting from the financial rewards associated with such growth.

Existing Securities Infrastructure

Historically, financial services have relied on a series of centralized intermediaries who have layered additional processes on top of the securities markets in response to technological and societal changes in order to continue to service and ensure the integrity of the financial system.

All of these securities industry systems (e.g. capital formation, trading, custody, clearing and settlement) and their interaction with regulatory requirements are therefore a patchwork of ongoing changes and modifications to old systems. These systems are reaching the end of their useful life cycles.

When comparing what we have today in the securities markets to renovating an old house, how much can be replaced? What parts of the old pipes and heating system should be used to save the sculptured plastic wall? How much of the original woodwork should be preserved in the kitchen?

As a result, the 20th century model:

•	requires layers of inefficient information within a centralized system of control (e.g. transfer agents),
•	is labor and cost intensive,
•	results in old self-perpetuating bureaucratic systems,
•	uses inefficient and costly methods of communication (snail mail, priority, etc.)

…and has been relativity unchallenged for over fifty years.

The archaic systems of centralized processing to deliver to beneficial owners shareholder information and maintain books and records of trading information and customer data are cost-inefficient. Using distributed ledger technology, the existing infrastructure of securities activities can be streamlined and appropriately protected.

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The centralized nature of current securities infrastructure limits interactivity between participants of distributed businesses and hampers the growth of innovative new technologies that take advantage of the internet of value. Removing centralized control points reduces costs, broadens functionality and improves security.

Existing Blockchain Technology

Existing blockchains and related technologies appear split between mature (e.g. Bitcoin, Ethereum) infrastructure and experimental/untested innovations. Generally, these innovative projects have either established technologies with no network stability or networks with stability but a lack of tested technologies.

It is difficult to achieve stability from immature and experimental technologies when a broad set of requirements are competing for attention. Each blockchain project varies, and where long-term stability over a set of core interactions is key, a very specific set of architectural requirements must be met. Though the fundamental technologies required to provide a modern security token infrastructure on a blockchain exist, they haven’t been combined in a manner that meets the needs of regulators, investors and token users.

Furthermore, the typical approach to meeting common requirements (scale, resilience, compatibility) is to add and change features on existing networks (e.g. Ethereum’s EIPs and ERCs). While this allows for networks to grow based on demand, it doesn’t provide for the level of stability and functional guarantees required by a system made up of licensed, regulated entities.

The open and effectively distributed development of, for example, smart contract standards (e.g. ERC-20, ERC-1400) to support user demand for features, has proven to be a valuable and engaging way of identifying feature requirements but doesn’t provide assurances needed for compliant security tokens.

In order to provide a security token that can interact with existing financial systems, facilitate regulatory compliance and work with evolving technologies, a comprehensive approach to infrastructure, protocols and usage is required.

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Introducing Prometheum

Introducing the Smart Security Token

Prometheum’s Smart Security Token (SST) is the basis upon which Prometheum can deliver an ecosystem that is both U.S. federal securities law compliant and offers the features of a functional token. The SST is a compliance-first approach to meeting the demand for a security token.

Though existing approaches to securitizing tokens and tokenizing securities are interesting, they fail to address the fundamental, underlying problem: tokens on general purpose blockchains cannot easily (if at all) meet regulatory requirements for securities, and; securities issued on legacy systems cannot integrate fluidly with modern technology and distributed systems.

By leveraging a unique design that allows for SSTs to exist as both securities and tokens (with anticipated use managed by different wallet types), Prometheum has established a protocol (Ember-X), a token standard (the SST), a means of payment (the Ember SST) and a blockchain (the Prometheum Blockchain) to support all of the above.

Prometheum users are able to leverage a set of base (Ember-X) standards that make different SSTs compatible with one another for the purpose of both securities and functional token interactions. There are limits to how securities transactions can take place (e.g. SSTs used for secondary trading must be held in a clearing firm-managed wallet), but they can also be used freely (once moved to a personal wallet) in general purpose smart contracts published by any user of the network.

Introducing Prometheum’s Vertical Approach

By creating the blockchain infrastructure, the token standard and the licensed entities required to issue, trade and operate security tokens, Prometheum is in a position to service the entire securities life cycle. Our vertical integration of SSTs, from issuance, to trading through clearing and settling is underpinned by our blockchain infrastructure and Ember-X protocol. Using a blockchain to store and transfer value in a federal-securities-law-compliant ecosystem allows Prometheum to meet the diverse needs of both traditional and distributed business models.

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Introducing Prometheum’s Smart Securities Ecosystem

Prometheum is creating an SEC-overseen and regulated market for compliant security tokens which will provide for the primary issuance of registered or exempt securities, a venue for secondary trading, mechanisms for clearing and settling transactions and monitoring custody of a customer’s security token assets. All these activities occur on Prometheum’s blockchain ecosystem made up of issuers, customers, validators, application developers and partners that serves as the smart securities infrastructure where all security token processes will occur.

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In order for tokens to be transacted compliantly in the United States, the proper infrastructure for handling securities represented by cryptographic tokens needs to be created. This infrastructure requires a complete ecosystem for SSTs which allows for multiple processes over the entire cryptographic security lifecycle.

Prometheum’s vertically integrated regulatory stack consists of three core licensed components:

•	an issuance platform for SSTs to issue FSL compliant tokens that are free trading and available to the general public,
•	a secondary trading facility for cryptographic securities registered as an ATS with the SEC, and
•	clearing and settling facilities for processing customer cryptographic securities transactions and monitoring custody of customers cryptographic assets.

These three licensed entities (BD, ATS, Clearing Firm) form the basis for a completely integrated regulatory infrastructure for SSTs.

Prometheum’s SST design and technology stack underpins the fundamentals of the Prometheum business and SST ecosystem. The Prometheum Blockchain provides the underlying infrastructure for the SST ecosystem via the Ember-X protocol. The Ember SST fuels all SST transactions.

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The Prometheum Ember ATS is a first party user of the Prometheum Blockchain, writing executed trades to Prometheum’s blockchain via Ember-X smart contracts. Settlement transactions and transfers between master and personal wallets are written to the Prometheum Blockchain by the clearing firm. Investors and users can interact directly with the Prometheum Blockchain using Ember-X smart contracts as well as other general purpose smart contracts deployed by other SST issuers or network users. Investors in Ember can stake validating nodes on the Prometheum Blockchain to support and facilitate its growth and earn Ember for their services.

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Leveraging the Internet of Value

Traditionally Centralized vs. Distributed Peer to Peer Business Models

Traditional centralized business models require a service for value exchange in order to introduce trust into online transactions. As a result, value transfers and network growth benefits are one-directional and only benefit and reward the intermediary providing the service.

Distributed business models allow for multi-directional value transfers in order to reward participants for their contribution to network growth.

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Centralized business models where users who fuel a network’s growth are treated as non-beneficiary participants in the actual growth they are fueling, no longer fit the needs or expectations of a dynamic and interactive user base. The era of traditionally centralized business models is being replaced by distributed, peer to peer based businesses that allow for multi-directional flow of benefits between and amongst users and intermediaries through leveraging the internet of value (blockchains).

Using blockchains, new age peer to peer businesses can incentivize early network participation and allow for distribution of benefits between and amongst users, network participants and intermediaries. By properly incentivizing network participants and participation, peer to peer blockchain based businesses and early network participants in those businesses benefit as the ecosystem grows and the value of the token based economy increases.

The internet of information has shown that centralized data is not capable of being reliably protected. As society transitions to the internet of value, blockchains eliminate the need for a trusted centralized party who must be relied upon to act in good faith. Value stored on a blockchain of independently run nodes ensures the integrity of digital assets/securities. The inherent cryptographic nature of the blockchain and the different levels of decentralization eliminate many of the security issues related to data in centralized business models.

Introducing Ember

The use of multi-directional value transfer instruments issued over a blockchain has increased rapidly since the first token offering in 2013. The ICO craze from 2014-2017 has shown the need for regulated multi-directional value transfer instruments that allow internet of value based businesses to flourish. SSTs are the instruments that allow for compliant multi-directional value transfer instruments to meet the needs of 21st century peer based internet of value businesses.

Ember (MBR) is the first SST created on the Prometheum ecosystem. It’s a fully compliant, free-trading security token, and the first SST created with the Ember-X protocol. Ember provides the transaction-based fuel for the entire ecosystem (all Prometheum Blockchain transactions are paid for in Ember).

The Prometheum Network incentivizes participation through the Ember token in order to help achieve network stability. Incentivization through multi-directional value transfer instruments (tokens) allow early participants to benefit from the network’s growth.

Prometheum’s validation model relies on multiple stakers running validating nodes on the network. Stakers place an amount of Ember in bond in order to run a validating node. Stakers are paid in Ember for running a validating node for a staking cycle (e.g. 2 weeks). Our auction/bid system ensures that there is a rotation and variety of staking participants.

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The value of Ember is associated with growth of the overall ecosystem, which is a product of all the SSTs that have been issued and the related blockchain activity. Users purchasing or selling SSTs on Prometheum’s Ember ATS are paying for those transactions in Ember, which is furthering growth of the network. As more issuers launch SSOs on the Prometheum ecosystem, external demand for their SST results in secondary trading, which is paid for in Ember. As more transactions occur, the amount of value available for processing those transactions drives further staking speculation by validators who will be willing to stake more to participate in providing network infrastructure.

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The Ember Token Economy

Interest in the Ember token economy is driven by numerous factors:

•	Ember exists as the progenitor of other SSTs and essential to all network activity
•	Ember is the first SST that will be issued and trade over the Prometheum Network
•	Ember is core to all transactions that occur on the Prometheum Blockchain
•	Ember is the fuel that keeps the Prometheum Network running
•	Ember will serve as the regulatory precedent by which other compliant issuer tokens are created on the Prometheum Network
•	Ember is a fundamental component to growth of the Prometheum ecosystem

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The Prometheum Network

Prometheum has identified, designed and extended technologies to provide a foundation for its network. Prometheum’s fit-for-purpose vertical approach benefits its users by:

•	integrating compliant smart contracts (building blocks for issuers),
•	automating compliance via integrated contracts,
•	providing reliable and scalable performance for securities and general purpose token transactions,
•	creating a wallet structure that allows for general purpose token use in smart contracts, and
•	integrating Ember tokens for payment of transaction fees.

Prometheum’s Technology Stack

Prometheum’s Blockchain, Ember-X protocol and SST model have been designed to provide benefits to all parties in the security token ecosystem.

•	The SST issuer has access to capital via a registered or qualified security and functionality via a token.
•	The Issuer can participate in the use of the SST (e.g. in applications or services that integrate it as a means of payment) whilst also using it as a means to raise capital (e.g. a security).
•	The SST issuer can meet their Transfer Agent requirements via integrated Transfer Agent services in the Ember-X protocol and the tools provided to the broker-dealer, ATS and clearing firm.
•	The process of issuing an SST is streamlined compared to a traditional security using legacy systems and allows the issuer to build their SST from compliant Ember-X building blocks (which provide a variety of security and token functions).
•	The Prometheum Ember ATS, broker-dealer and clearing firm can reconcile trades and settlements without revealing private or proprietary information.
•	The SST issuer can also reconcile SST distributions (all SSTs are always accountable on the Prometheum Blockchain)
•	Regulators have greater visibility over network participants and activity.
•	Due diligence and AML requirements are met due to the full visibility of SST transactions (all movements of SSTs between personal wallets happen on the blockchain).

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•	The Ember-X protocol provides a standard set of SST smart contracts for application providers to extend, customize and meet their specific requirements.
•	Other parties (including SST issuers) can integrate SST functionality via public smart contracts, instead of having to establish separate legal and technical relationships.
•	Network users can be sure of smart contract compatibility due to the built in Ember-X listed smart contracts and wallet types.

The Prometheum Blockchain

The Prometheum Blockchain is the core of the Prometheum Network and the basis of Prometheum’s securities innovations. By leveraging distributed ledger technology to meet the specific requirements of our SST design, we’re able to provide:

•	a high-throughput, distributed and resilient base layer,
•	a scalable consensus and network design to support a large volume of SST transactions and related smart contracts,
•	an integrated master/personal wallet classification system that ensures compliance for securities transactions and flexibility for applications and other SST utilities, and
•	a compatible smart contract layer (Solidity + EVM) for integrating with other technologies.

Ember-X is combination of a set of core smart contracts, a smart contract registry and the integration of the Ember SST as a means of payment for transactions on the Prometheum Blockchain.

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New SST issuers can create SSTs using the core SST composition tools (integrated into the Prometheum issuance platform). By using building blocks provided by Prometheum, SST issuers can ensure regulatory compliance and token compatibility on the Prometheum Blockchain and ecosystem.

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The Maker/Staker Model

The inherent value of any token is its utility on the underlying network. A financial services ecosystem that intends to have millions of transactions written to its underlying blockchain is an obvious use case for a utility token.

There are few examples of tokens that have proven their utility, but as a critical part of Prometheum’s network and an underlying factor in all SST transactions, Ember’s utility is determined by the overall function provided by all Prometheum based SSTs.

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Historically, trading forums attracted flow through operating maker/taker models. Maker/taker models attract traders and liquidity through rebates to makers of liquidity and charges to takers of liquidity. The maker/taker model therefore incentivizes liquidity providers while charging liquidity takers.

Prometheum, through the use of its Ember SST, intends to incentivize makers of liquidity with Ember rebates, while not initially charging liquidity takers, in order to incentivize user participation on the Prometheum Network. Furthermore, stakers (the validators of transactions written to Prometheum’s Blockchain) will also receive network incentives in Ember Tokens to ensure timely processing of all transactions until Ember-X reaches critical mass.

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SSTs in Context

SSTs and the Regulatory Environment

Prometheum has embraced regulation from inception and believes that the federal securities laws provide compliant methods through which to issue, trade, clear and settle SSTs. By taking advantage of the proven benefits of distributed ledger technologies, embracing regulation and working with regulators in the United States, Prometheum believes that it will set the precedent for SST issuers in the United States.

Prometheum’s Ember token offering will act as the precedent and model that other issuers will follow in order to compliantly issue free trading tokens available to all investors in the United States.

In November 2017, Prometheum filed an offering statement under a Reg A+ that allows for federal securities law compliant issuance of tokens to any type or investor in the United States. Previously, token issuers either disregarded federal securities laws or issued tokens via an exempt offering that limited participation to the wealthy (accredited investors and institutions), and can’t trade freely on a secondary market.

By embracing regulation and operating compliantly under the federal securities laws, Prometheum believes that it will usher in a new era for SSTs that will allow issuers to operate distributed internet of values businesses compliantly in the United States.

SSTs and Improving Financial Infrastructure

The legacy financial infrastructure:

•	was constructed to meet the needs of traditional securities issuers and lacks the ability to service distributed business models, and
•	depends on centralized intermediaries in order to protect data and confirm the integrity of transactions.

Securities represented by cryptographic tokens (SSTs) allow for financial products to meet the needs of businesses looking to increase the likelihood of success through community based distributed incentive models. Therefore, SSTs meet the needs of different distributed business models seeking to grow dynamic user bases.

Historically, securities represented a traditional investment in a company where the appreciation of the underlying asset was tied to the P&L performance of the company issuing the security. Conversely, SSTs are financial instruments tied to usage rights whose appreciation is related to user interest in an underlying network. SSTs provide a medium through which network participants can participate in the value creation associated with such participation. The multi-purpose nature of SSTs allow their owners to realize financial gain (a security), while also having a use/purpose (a utility) on an underlying network.

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The activities that are proposed for the Prometheum ecosystem, (the creation, distribution, trading, selling and custody of security tokens done in compliance with the federal securities laws) will allow broker-dealers and issuers to take advantage of multi-directional value transfers and maintain readily accessible, indelible and unalterable books and records.

In each phase of Prometheum’s ecosystem, new methods of satisfying securities regulations are present:

•	At “distribution” of an issuer’s SST the issuer will have a complete record, stored on Prometheum’s blockchain, setting forth details of actual ownership of the securities. Such a record when integrated into Prometheum’s ATS will allow for a readily accessible record of both custodial and beneficial ownership.
•	By using the enhanced information provided by smart contracts in the Ember-X protocol, the issuer will be able, in a seamless environment, to distribute periodic information (e.g. 10K, 10Q, 8Ks annual reports etc.) to beneficial owners eliminating the current expensive and inefficient means of distributing information to shareholders.
•	The process of maintaining transfer records as currently maintained for 20th century securities (whether certified or book entry) will no longer be necessary, as the ultimate and indelible record of the location and beneficial owners of the security tokens are immediately set forth on Prometheum’s blockchain.
•	Broker-dealer books and records requirements both on a client and or a proprietary trading basis (as principal or agent) will be readily available for broker-dealer participants in the Prometheum ecosystem. This immediate and transparent record will be maintained and verifiable from the first day of activity going forward.
•	Trading records, size of book, all orders and all transactions placed on Prometheum’s Ember ATS will be available for review and recapture.
•	Using Prometheum’s blockchain all SSTs managed by the clearing firm will be held in cold storage, their provenance established by the blockchain confirmation process.

SSTs issued on the Prometheum Blockchain introduce flexibility into the capital markets thus allowing for distributed systems where market information and integrity is assured through a network of decentralized validators and participants.

SSTs and Distributed Ledger Technology

Prometheum is leveraging blockchain and distributed ledger technology to meet the specific requirements of its SST design, addressing security token implementation problems head on. Our SST design and supporting ecosystem provide:

•	a fundamentally compliant blockchain infrastructure for security tokens,
•	a reference design and toolset in the Ember-X SST smart contracts,
•	a wallet structure that allows users and issuers to move SSTs between master and personal wallets as required for different uses,
•	a first-party means of payment on the Prometheum Blockchain that itself is based on the Ember-X SST standard,
•	integrated compliance functions for all SST transactions,
•	massively improved efficiency for typical securities processes, and
•	compatibility with other blockchain technologies and systems.

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SSTs: Key Terminology

Term	Description
Smart Security Token (SST)	SSTs are both FSL compliant securities and cryptographic tokens. SSTs can be used as securities and tokens on the Prometheum Blockchain.
Smart Security Offering (SSO)	A sale of SSTs, run under one or more regulatory frameworks
Staker	An entity (person or corporation) who runs nodes on the Prometheum Blockchain. Will at least require a brokerage account and to have completed some form of Staker due diligence inquiry.
Prometheum Blockchain	A hybrid public/private blockchain that runs the Ember-X protocol for master wallet embedded smart contracts and allows for general purpose smart contracts that can interface with Personal Wallets.
Transaction	A transaction on the Prometheum Blockchain. All transactions will be smart contract method calls and are paid for with Ember.
Wallet

A wallet (blockchain wallet, e.g. private/public key pair) to hold SSTs (including Ember). Wallets come in different types and with different features for different parts of the Prometheum ecosystem, all built on the same base technology.

Ember	The name of and the whole tradable unit of the Ember SST. Ember is the 1st party token of the Prometheum Blockchain and its first issued SST. Each unit of Ember is divided into “Spark” base units.
Ember-X

The protocol that underpins the functionality of the Prometheum Blockchain, including network design (e.g. blockchain peer model, consensus mechanism, smart contract layer, address and wallet model), different wallet types, embedded master wallet smart contracts, smart contract layer and other functionality.

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Positioning Prometheum

The 21st century financial ecosystem combines the cost savings of traditional vertical integration with the proven benefits of distributed ledger technology to create a modern, regulated, financial ecosystem for digital assets (securities). The benefits of this model include reduced transaction costs, safety of data, verification and immutability of transfers, and verifiable value owned by users who are also able to benefit from their contribution to the network/ecosystem.

A decentralized vertically integrated, self-contained regulatory full stack sitting on top of our own proprietary blockchain will allow Prometheum to eliminate significant inefficiencies and reduce traditional transaction costs associated with traditional financial services.

Prometheum’s SST ecosystem allows for the issuance of SSTs (value) via cryptographic tokens that trade on Prometheum’s purpose built blockchain. The self-contained regulatory full stack consists of multiple parts: an introducing broker-dealer, the Prometheum Ember ATS (application pending), and a clearing arm that together allow for the streamlining of processes, and reduced costs when compared to traditional financial services. Tokens issued via a Reg A+ offering conducted will be listed on Proemtehum’s Ember ATS that writes executed trades to Prometheum’s blockchain and settles token transactions in virtual wallets (brokerage accounts) held at the clearing firm.

The Prometheum Network is the medium through which distributed network participants will be able to compliantly issue, trade, custody and settle value transfer instruments. The integrity of users’ value transfers (SST trades on Prometheum’s ATS) governed by smart contract and transacted via Prometheum’s Blockchain represents a 21st century financial ecosystem that can service the needs of 21st century peer based distributed businesses.

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Prometheum’s Evolution and Foundation

Prometheum’s goal is to use proven blockchain technologies to achieve securities innovation. Leveraging our team’s core expertise, we believe we can use distributed ledger technology to eliminate many of the the inefficiencies of the 20th century financial system and allow the securities industry to embrace the internet of value.

Prometheum was initially incubated out of Gusrae Kaplan Nusbaum, a Wall Street based securities law firm. Since its inception, Prometheum has focused on embracing regulation and leveraged its roots and securities regulation expertise to develop an ecosystem that advances compliant capital formation.

Prometheum’s team has been actively involved in digital asset and related regulatory issues since 2013. In April 2014, Prometheum’s founders filed a no-action request with the SEC requesting permission to transact virtual currency in a brokerage account compliantly under the federal securities laws. In January 2015, team members participated in the initial crypto-security MIT/Harvard legal conference and were credited as contributors to the first regulatory framework for distributed organizations. From January 2015 on, team members have been actively involved in pioneering the use of digital assets in the consumer space. In October 2017, Prometheum filed a no-action letter with the SEC describing how SSTs can be custodied in a clearing firm under the Customer Protection Rule 15c3-3 (LINK). Finally, in November 2017, Prometheum was the first company to publicly file a Regulation A+ SST with the SEC.

The multidisciplinary nature of the regulated cryptographic token universe requires genuine knowledge and expertise in offering, trading, clearing, settling and custodying securities SSTs, a 21st century asset class, and how each element within the securities life cycle interacts with an underlying blockchain.

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Given its securities provenance and blockchain experience, Prometheum is uniquely positioned to usher in the 21st century of distributed finance.

Prometheum, Inc. Disclaimer

No money or consideration is being solicited by the information in this Whitepaper or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of Prometheum’s Reg A+ Offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities Prometheum is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this White Paper or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?company=Prometheum&owner=exclude&action=getcompany

All information contained in this White Paper is subject to change.

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